UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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SYMMETRICOM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SYMMETRICOM, INC.

2300 ORCHARD PARKWAY

SAN JOSE, CA 95131-1017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 26, 2012

Annual Meeting

The Annual Meeting of Stockholders of Symmetricom, Inc., a Delaware corporation (the “Company”), will be held on Friday, October 26, 2012 at 1:00 p.m. at the offices of the Company, at 2300 Orchard Parkway, San Jose, California 95131-1017.

At the meeting, stockholders will consider and vote upon the following proposals:

1.	ELECTION OF DIRECTORS. To elect the nine director nominees named in the Proxy Statement.

2.	RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year.

3.	ADVISORY VOTE ON EXECUTIVE COMPENSATION. To conduct a non-binding advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

4.	APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN. To approve the amendment and restatement of the Company’s 2006 Incentive Award Plan, as previously amended, to, among other things, increase the number of shares of common stock authorized for issuance thereunder by 2,000,000 shares.

5.	OTHER BUSINESS. To transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the meeting.

The Board of Directors has fixed the close of business on September 7, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that day will be entitled to vote at the meeting, notwithstanding any transfer of shares on the books of the Company after that date.

A Proxy Statement, which contains information with respect to the matters to be voted upon at the meeting, and a proxy card and return envelope are furnished herewith. Management urges each stockholder to read the Proxy Statement carefully.

BY ORDER OF THE BOARD OF DIRECTORS

/S/ JUSTIN R. SPENCER
Justin R. Spencer
Executive Vice President Finance and Administration, Chief Financial Officer and Secretary

San Jose, California

Dated: September 26, 2012

IT IS DESIRABLE THAT AS MANY OF THE STOCKHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY. YOU ARE CORDIALLY INVITED TO ATTEND IN PERSON. REGARDLESS OF WHETHER YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY SO THAT YOUR SHARES WILL BE REPRESENTED IN THE EVENT YOU ARE UNABLE TO ATTEND. SIGNING AND RETURNING A PROXY CARD AT THIS TIME WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

SYMMETRICOM, INC.

2300 ORCHARD PARKWAY

SAN JOSE, CA 95131-1017

PROXY STATEMENT

GENERAL

Date, Time and Place

This Proxy Statement (the “Proxy Statement”) is furnished to the stockholders of Symmetricom, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 1:00 p.m. on Friday, October 26, 2012, at the principal executive offices of the Company at the address set forth above, and any and all postponements or adjournments thereof. It is anticipated that this Proxy Statement and the enclosed proxy card (the “Proxy”) will be sent to stockholders on or about September 26, 2012.

Purposes of the Annual Meeting

The purposes of the Annual Meeting are to (1) elect the nine nominees for the Board named herein, (2) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year, (3) conduct a non-binding advisory vote to approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement, (4) approve the amendment and restatement of the Company’s 2006 Incentive Award Plan, as previously amended, to, among other things and as further described in this Proxy Statement, increase the number of shares of common stock authorized for issuance thereunder by 2,000,000 shares and (5) transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

Record Date and Share Ownership

Stockholders of record at the close of business on September 7, 2012 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 40,843,394 shares were outstanding. For information regarding security ownership by management and by 5% stockholders, see “Other Information—Share Ownership by Principal Stockholders and Management,” below.

Proxy/Voting Instruction Cards and Revocability of Proxies

If you hold shares as a registered stockholder in your own name, you should complete, sign and date the enclosed Proxy as promptly as possible and return it using the enclosed envelope. If your shares are held in street name through a bank, broker or other nominee, your bank, broker or other nominee will provide you with separate voting instructions on a form you will receive from them. Many such firms make telephone or Internet voting available.

The shares represented by Proxies received, properly marked, dated, signed and not revoked will be voted at the Annual Meeting in accordance with the voting instructions contained therein. Where such Proxies specify a choice with respect to any matter to be acted on, the shares will be voted in accordance with the specifications made. Any Proxy that is returned using the form of Proxy enclosed and that is not marked as to a particular item will be voted, as the case may be, with respect to the item not marked: FOR the election of the Company’s nine nominees as directors, FOR ratification of the appointment of the designated independent registered public accounting firm, FOR the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement, FOR the approval of the amendment and restatement of the Company’s 2006 Incentive Award Plan, as previously amended, to, among other things and as further described in this Proxy Statement, increase the number of shares of common stock authorized for issuance under the 2006 Incentive Award Plan by 2,000,000 shares, and as the proxy holders deem advisable on other matters that may properly come before the meeting.

Any stockholder, including a stockholder personally attending the meeting, may revoke his or her Proxy at any time prior to its use by filing with the Secretary of the Company, at the corporate offices at 2300 Orchard Parkway, San Jose, California 95131-1017, a written notice of revocation or a duly executed Proxy bearing a later date or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, revoke a Proxy.

Voting and Solicitation

Holders of record of shares of common stock on the Record Date are entitled to one vote per share on all matters to be acted upon at the meeting, including the election of directors. Votes cast by Proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”) with the assistance of the Company’s transfer agent. The Inspector will also determine whether or not a quorum is present. In general, Delaware law provides that a quorum consists of a majority of the outstanding shares of common stock on the Record Date present in person or represented by Proxy and entitled to vote at the Annual Meeting. The Inspector will treat abstentions, withheld votes and broker non-votes (which occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because the broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner) as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. Neither withheld votes nor broker non-votes will have any effect on the outcome of the election of directors. The ratification and approval of the appointment of the Company’s independent registered public accounting firm for the current fiscal year and the approval of the Amended and Restated 2006 Incentive Award Plan each requires the affirmative vote of the holders of a majority in voting power of the stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the same practical effect as votes against these proposals, because they represent shares that are present but not votes “for” or “against” the proposals. Brokers, banks and other nominees have the power to vote without receiving voting instructions from the owner on the ratification and approval of the Company’s independent registered public accounting firm, so the Company expects no broker non-votes on this proposal. The approval of the Amended and Restated 2006 Incentive Award Plan is a non-routine proposal on which brokers, banks and other nominees do not have discretion to vote any uninstructed shares. Broker non-votes will have no effect in determining the outcome of the proposal to approve the Amended and Restated 2006 Incentive Award Plan. The approval on a non-binding advisory basis of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement requires the affirmative vote of the holders of a majority in voting power of the stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. However, the vote of the Company’s stockholders regarding the compensation for the Company’s named executive officers will not be binding on the Company or the Company’s Board of Directors and may not impact whether or not compensation is paid. Abstentions will have the same practical effect as votes against each of these proposals, because they represent shares that are present but not votes “for” or “against” the proposal. The advisory vote on named executive officer compensation is a non-routine proposal on which brokers, banks and other nominees do not have discretion to vote any uninstructed shares. Broker non-votes will have no effect in determining the outcome of the advisory vote on named executive officer compensation. There are no statutory or contractual rights of appraisal or similar remedies available with respect to any matter to be voted upon at the Annual Meeting.

The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Stockholder Proposals for the Next Annual Meeting

Any proposal to be considered for inclusion in the Company’s proxy materials for the Company’s next Annual Meeting of Stockholders must be received at the Company’s principal office no later than May 29, 2013. Any such proposals must be submitted in writing and addressed to the attention of the Company’s Corporate Secretary at 2300 Orchard Parkway, San Jose, California 95131-1017. In accordance with our Bylaws, proposals of stockholders intended to be presented at the Company’s 2013 Annual Meeting of Stockholders (without inclusion of such proposal in the Company’s proxy statement and form of proxy) must include the information specified in our Bylaws and must be delivered to or mailed and received by the Company at our principal executive offices not less than 90 days or more than 120 days prior to the one-year anniversary of the preceding year’s Annual Meeting of Stockholders; provided, however, that if the date of the Annual Meeting of Stockholders is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered to, or mailed and received, not later than the close of business on the 90th day prior to such Annual Meeting of Stockholders or, if later, the 10th day following the day on which public disclosure of the date of such Annual Meeting of Stockholders was first made. In the case of our 2013 Annual Meeting of Stockholders, this advance notice must be received no earlier than June 28, 2013 and no later than July 28, 2013, assuming the date of the 2013 Annual Meeting of Stockholders occurs within 30 days before or 60 days after the anniversary date of the 2012 Annual Meeting. The Company currently anticipates that its 2013 Annual Meeting of Stockholders will be held on October 25, 2013. In accordance with the Company’s Bylaws, any stockholder proposals that do not comply with these notice requirements may not be presented at the Company’s 2013 Annual Meeting of Stockholders.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on October 26, 2012: This Proxy Statement and our 2012 Annual Report on Form 10-K are available at http://www.symmetricom.com/annualproxy.

PROPOSAL No. ONE

ELECTION OF DIRECTORS

Nominees

A Board of nine directors is to be elected at the Annual Meeting. The Bylaws of the Company provide that the number of directors which shall constitute the whole Board shall be fixed from time to time by resolution adopted by the Board, and the number of directors is presently set at nine. Unless otherwise instructed, the proxy holders will vote the Proxies received by them for the Company’s nine nominees named below, all of whom are presently directors of the Company. The nine nominees receiving the highest number of affirmative votes, up to the number of directors to be elected, will be elected as directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting and until his or her successor has been duly elected and qualified or until such director’s earlier resignation, removal, death or incapacity.

The names of the nominees, and certain information about them, are set forth below:

Name	Age	Director Since	Principal Occupation or Employment
Nominees
Robert T. Clarkson	59	2000	Chairman of the Board of Symmetricom, Inc., and Partner of Jones Day (Silicon Valley office)
David G. Côté	58	2009	President and Chief Executive Officer
Alfred Boschulte (1)(3)	70	2002	Vice Chairman, The Virgin Islands Next Generation Network, Director of Independent System Operator and Chairman of Probe Financial Associates
James A. Chiddix (2)	67	2007	Director ARRIS Group, Inc., Virgin Media, Inc. and Magnum Semiconductor.
Elizabeth A. Fetter (2)(3)	54	2002	Former Chief Executive Officer NxGen Modular LLC
Robert M. Neumeister Jr. (3)	62	1998	Former Executive Vice President and Chief Financial Officer of Linux Networx, Inc.
Dr. Richard W. Oliver (2)	66	1997	Chief Executive Officer of American Sentinel University
Richard N. Snyder (1)	67	1999	Former Chairman and Chief Executive Officer of Asure Software, Inc.
Robert J. Stanzione (1)	64	2005	Chairman and Chief Executive Officer of ARRIS Group, Inc.

(1)	Member of the Nominating and Governance Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Audit Committee.

Director Qualifications and Diversity

As described below under “The Board of Directors and its Committees—Nominating and Governance Committee,” the Nominating and Governance Committee of our Board considers factors such as integrity, ethics and values, experience in corporate management and the Company’s industry, academic expertise and business judgment in evaluating director nominees. The Board does not have a formal diversity policy, but does consider diversity to be a relevant consideration, among others, in the process of evaluating and identifying director candidates. In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, take into account many factors, including ability to make independent analytical inquiries, general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment, understanding of the Company’s business on a technical level, other board service and educational and professional background. Each candidate must also possess fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. The Company believes each of its current directors has broad experience in the technology industry and brings a strong set of relevant skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including technology industry expertise, operations, corporate governance and compliance, board service, executive management, finance, customer segments, mergers and acquisitions, and international business. Beneath the biographical details of each director nominee listed below is a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Board to conclude that each nominee should continue to serve on the Board.

Mr. Clarkson has been a member of Symmetricom’s Board of Directors since 2000. Mr. Clarkson has been a partner in Jones Day, an international law firm, since February 2003, where he works in the firm’s Silicon Valley office. From September 2000 to February 2003, Mr. Clarkson was an independent consultant and investor. From March 2000 until September 2000, Mr. Clarkson served as Chief Operating Officer of MarchFIRST, an internet consultancy. From December 1998 to February 2000, Mr. Clarkson served in various executive positions with US Web/CKS, a professional services company that was a predecessor to MarchFIRST. Mr. Clarkson’s experience as a member of the Company’s Board and as a practicing attorney provides expertise in corporate governance and compliance, development of technology, business development and mergers and acquisitions.

Mr. Côté has been a member of the Company’s Board and President and Chief Executive Officer of Symmetricom since 2009. Prior to joining Symmetricom, Mr. Côté was Chief Executive Officer and President at Packeteer, Inc., a leading provider of Internet application infrastructure systems, from 2002 to 2008. Mr. Côté’s experience as a member of the Company’s Board, as President and CEO of the Company and as CEO and President of a leading provider of Internet application infrastructure provides expertise in the technology industry, executive management and financial management.

Mr. Boschulte has been a member of the Company’s Board of Directors since 2002. Mr. Boschulte is currently a Vice Chairman of The Virgin Islands Next Generation Network, member of the Board of the New York Independent System Operator where he is Chair of the Audit and Compliance Committee, Chairman of Probe Financial Associates and Board member of Global Broadband Services. Mr. Boschulte was a Board member of Datum, Inc., until it was acquired by Symmetricom in October 2002. Mr. Boschulte was a Director of Transwitch Corporation, a communications ASIC developer until May 2009. In addition, Mr. Boschulte was Chairman, Chief Executive Officer and President of Nynex Mobile Communications, a cellular telephone company, from 1989 to 1995 and Chairman and Chief Executive Officer of Independent Wireless One Corp., a wireless telecommunications service provider, from 1999 to 2001. Mr. Boschulte’s experience as a member of the Company’s Board, as well as his board and management experience with other companies, provides expertise in the technology and communications industries, audit committee and risk oversight matters, finance and executive management.

Mr. Chiddix has been a member of the Company’s Board of Directors since 2007. Mr. Chiddix is on the board of ARRIS Group, Inc., a communications technology company which designs broadband networks and develops, supplies cable telephony, video and high speed data equipment, Virgin Media Inc., a primary provider of cable TV, broadband and fixed and wireless phone services in the United Kingdom. In addition, he has been on the board of Magnum Semiconductor, a venture funded maker of video compression chips and systems, since November 2010. Mr. Chiddix was on the board of directors of Dycom Industries, Inc., a provider of construction and engineering services to the telecommunications, cable TV and power utility industries, until November 2011. Mr. Chiddix was CEO and Chairman at OpenTV Corp., a provider of cable and satellite set-top box software, between March 2004 and March 2007, and remained on its board through November 2009. Prior to OpenTV, Mr. Chiddix served from July 2001 to January 2004 as President of Time Warner Inc.’s Interactive Television Division, developing streaming time shifted video services, and for the 15 preceding years, he was Chief Technology Officer at Time Warner Cable, where he was responsible for technology strategy, engineering, and research and development. Mr. Chiddix’s experience as a member of the Company’s Board, as well as his board and management experience with other technology companies, provides expertise in the technology and cable industries and corporate governance and compliance.

Ms. Fetter has been a member of the Company’s Board of Directors since 2002. She was President, CEO, and a member of Board of Directors of NxGen Modular LLC, a provider of modular buildings and assemblies, from April 2011 until September 2012. She is currently a board member of Quantum Corporation, a data storage company, and Chairman of the Board of Alliant International University, a non-profit educational institute. She was a board member of Ikanos Communications, a provider of broadband equipment, from February 2008 to August 2009. Prior to her current position, Ms. Fetter was the President, Chief Executive Officer, and Director of Jacent Technologies, a privately held supplier of on-demand ordering solutions for the restaurant industry, from March 2007 until October 2007. She was a director of Datum Inc., which was acquired by the Company in October 2002, from March 2000 to October 2002. Ms. Fetter was President, Chief Executive Officer and a director of QRS Corporation, a retail supply chain and services company, from October 2001 through November 2004, when QRS was sold to Inovis Inc. She served as President, Chief Executive Officer and a director of NorthPoint Communications Group, Inc. from March 2000 to April 2001, after serving as a director since January 2000. Ms. Fetter previously was Vice President and General Manager of the Consumer Services Group at U.S. West, Inc and held various senior executive positions at Pacific Bell. Ms. Fetter holds an Advanced Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization. Ms. Fetter’s experience as a member of the Company’s Board, as well as her board and management experience with other technology companies, provides expertise in the technology industry, executive management and corporate governance and compliance.

Mr. Neumeister has been a member of the Company’s Board of Directors since 1998. He was also a board member of Geeknet Inc. (formerly SourceForge Inc.) from 2001 until May 2011. He was Chairman of Board of Geeknet Inc. from December 2007 to July 2010 and also acted as an Interim Chief Executive Officer from June 2008 to January 2009. He serves on the Board of Trustees of American Sentinel University, a private for profit educational institute. Mr. Neumeister served on the board of Covad Communications Group, Inc. from 2005 to 2007. Mr. Neumeister was Executive Vice President and Chief Financial Officer of Linux Networx, Inc., a privately held company in the high performance computing industry, from April 2006 until May 2007. Mr. Neumeister served from December 2002 until October 2005 as Executive Vice President and Chief Financial Officer of Dex Media, Inc., a NYSE listed company that was acquired in January 2006 by R.H. Donnelley. Mr. Neumeister also served as Chief Financial Officer of Myriad Proteomics, Inc., a biotechnology company, and as Executive Vice President and Chief Financial Officer of Aerie Networks, Inc., a telecommunications company, from October 2001 to December 2002. From December 1998 to January 2000, Mr. Neumeister was Vice President, Finance and Director of Finance of Intel Corporation, a semiconductor manufacturer. He also holds a Professional Director Certification from the American College of Corporate Directors. Mr. Neumeister’s experience as a member of the Company’s Board, as well as his board and management experience with other technology companies, provides expertise in the technology industry, finance, executive management and corporate governance and compliance.

Dr. Oliver has been a member of the Company’s Board of Directors since 1997. He has been Chief Executive Officer of American Sentinel University, which is a for profit online university, since June 2000. Dr. Oliver was a professor of management at the Owen Graduate School of Management at Vanderbilt University from 1990 to 2000. Dr. Oliver served for more than 20 years in an executive capacity for Nortel Networks as Vice President of Marketing, Network Integrity, and Business and Residential Services.

Previously, he served on the boards of six public and private companies, primarily in technology areas, and has consulted in the area of strategy and technology for numerous Fortune 500 and global companies. He is the author of seven books and some 50 articles on management and technology. Dr. Oliver’s experience as a member of the Company’s Board, as well as his experience in academia, provides expertise in the technology industry, corporate governance and business management and strategy.

Mr. Snyder has been a member of the Company’s Board of Directors since 1999. He was the Chairman and Chief Executive Officer of Asure Software, Inc., a provider of workforce management software, until September 2009. Asure was known as Forgent Networks until September 2007. Mr. Snyder became Chairman of Forgent Networks since March 2000 and Chief Executive Officer of Forgent Networks in June 2001. Prior to June 2001, Mr. Snyder was President and Chief Executive Officer of Corum Cove Consulting LLC, a consulting company that provided assistance to early stage technology companies. Mr. Snyder holds an Advanced Professional Director Certification from the American College of Corporate Directors. Mr. Snyder’s experience as a member of the Company’s Board, as well as his board and management experience with other technology and consulting companies, provides expertise in the technology industry, corporate governance and financial management.

Mr. Stanzione has been a member of the Company’s Board of Directors since 2005. Mr. Stanzione has been a member of the Board of Directors of ARRIS Group Inc., a communications technology company which designs broadband networks and develops, supplies cable telephony, video and high speed data equipment, since 1998. He serves as board member at National Cable & Telecommunications Association (NCTA). He served as a Director of Evolve Products Inc. from 1998 to 2003, CoaXmedia from 2000 to 2004 and Georgia Cystic Fibrosis Foundation from 2002 to 2006. Mr. Stanzione has been Chief Executive Officer of ARRIS Group Inc since January 1, 2000 and its Chairman since May 2003. From 1998 to 1999, Mr. Stanzione served as President and Chief Operating Officer of Arris Group Inc. Mr. Stanzione joined ANTEC in 1998 as President, Chief Operating Officer and Director. Prior to joining ANTEC, Mr. Stanzione served as President and Chief Executive Officer of ARRIS Interactive LLC, a Nortel Networks/ANTEC joint venture from 1995 to 1997. From 1969 to 1995, he held various positions with AT&T Corporation. Mr. Stanzione’s experience as a member of the Company’s Board, as well as his board and management experience with other technology companies, provides expertise in the technology industry, cable equipment business and executive management.

Vote Required; Recommendation of Board of Directors

If a quorum is present and voting, the nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected as directors. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. Withheld votes and broker non-votes will not affect the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE NOMINEES SET FORTH HEREIN.

The Board of Directors and its Committees

The Board has an Audit Committee, a Nominating and Governance Committee, Stock Option Committee and a Compensation Committee. During fiscal 2012, the number of Board, Audit Committee, Nominating and Governance Committee, and Compensation Committee meetings held was as follows:

Board/Committee	Meetings	Conference Calls	Total
Board	5	1	6
Audit	4	5	9
Compensation	4	—	4
Nominating and Governance	4	—	4

The Stock Option Committee meets periodically as necessary.

Each of the Company’s current directors attended at least 75% of each of (i) the total number of meetings of the Board and (ii) the total number of meetings of committees of the Board on which such person served during fiscal 2012. Although the Company does not have a formal policy regarding attendance by members of the Board at its Annual Meeting, the Company encourages directors to attend, and historically many of them have done so. To facilitate attendance and reduce travel costs, the Company usually schedules its Annual Meeting to occur immediately before or after a periodic meeting of the Board, although in some years scheduling conflicts have prevented this arrangement. One member of the Board attended the Company’s 2011 Annual Meeting of Stockholders.

The Board has determined that all of the members of the Board, other than Mr. Côté, are “independent” as that term is defined in the Nasdaq Listing Rules. Mr. Côté is not considered independent because he is an executive officer of the Company. In addition, the Board has determined that each member of the Audit Committee also satisfies the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has adopted charters for the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee, each of which is posted on the Investor Relations section of our website at http://www.symmetricom.com.

Audit Committee

The primary purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee acts pursuant to a written charter that has been adopted by the Board. A more complete description of the powers and responsibilities delegated to the Audit Committee is set forth in the Audit Committee charter, which is posted on the Investor Relations section of our website at http://www.symmetricom.com. The Audit Committee members are Mr. Neumeister, Mr. Boschulte and Ms. Fetter. Mr. Neumeister served as Chair. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules. The Board has further determined that Mr. Neumeister is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”).

Compensation Committee

The Compensation Committee oversees the Company’s compensation philosophy, determines executive officers’ and directors’ salaries and incentive compensation, grants equity awards to executive officers under the Company’s equity award plans, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. A more complete description of the powers and responsibilities delegated to the Compensation Committee is set forth in the Compensation Committee Charter, which is posted in the Investor Relations section of our website at http://www.symmetricom.com. The Compensation Committee members are Ms. Fetter, Mr. Chiddix and Dr. Oliver. Dr. Oliver joined the Compensation Committee effective October 2011, replacing Mr. Snyder. Ms. Fetter served as Chair. All of the members of Compensation Committee are “independent” as defined in the NASDAQ Listing Rules.

Stock Option Committee

The Board has created a Stock Option Committee that consists solely of Mr. Côté. The Stock Option Committee has the authority only to grant equity awards to newly hired employees consistent with guidelines adopted by the Compensation Committee and specifically excluding any personnel who are intended to be Section 16 officers or otherwise directly report to the Chief Executive Officer.

Nominating and Governance Committee

The Nominating and Governance Committee establishes qualification standards for Board membership, identifies qualified individuals for Board membership, considers and recommends director nominees for approval by the Board and the stockholders and oversees the evaluation of the Board. The Nominating and Governance

Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. A more complete description of the powers and responsibilities delegated to the Nominating and Governance Committee is set forth in the Nominating and Governance Committee Charter, which is posted in the Investor Relations section of our website at http://www.symmetricom.com. The Nominating and Governance Committee members are Mr. Snyder, Mr. Boschulte and Mr. Stanzione. Mr. Snyder joined the Nominating and Governance committee effective October 2011, replacing Dr. Oliver. Mr. Stanzione has served as Chair since October 2011. All of the members of the Nominating and Governance Committee are “independent” as defined in the Nasdaq Listing Rules.

To date, the Company has not received any recommendations from stockholders requesting that the Nominating and Governance Committee consider a candidate for inclusion among the Committee’s slate of nominees in the Company’s proxy statement. Candidates recommended by a stockholder would be evaluated in the same manner as candidates identified by the Nominating and Governance Committee.

In evaluating director nominees, the Nominating and Governance Committee considers the following factors:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in the Company’s industry and with relevant social policy concerns;

•	experience as a board member of another publicly held company;

•	academic expertise in an area of the Company’s operations; and

•	practical and mature business judgment.

Other than the foregoing, there are no stated minimum criteria for director nominees. The Nominating and Governance Committee may, however, consider such other factors as it deems are in the best interests of the Company and its stockholders.

The Nominating and Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new perspectives. If any member of the Board does not wish to continue in service or if the Nominating and Governance Committee decides not to nominate a member for re-election, unless the Board determines not to fill a vacancy the Committee will identify the desired skills and experience of a new nominee as outlined above. The Company has not engaged a third party to identify or evaluate or assist in identifying potential nominees since 2006, although the Company reserves the right to do so in the future.

Stockholders may send any recommendations for director nominees or other communications to the Board or any individual director c/o Secretary, 2300 Orchard Parkway, San Jose, California 95131-1017. All communications received are reported to the Board or the individual directors, as appropriate. Any formal nominations of director candidates must be addressed to the Secretary, 2300 Orchard Parkway, San Jose, California 95131-1017 and must also comply with the applicable provisions of the Company’s Bylaws.

Code of Ethics

The Board has adopted a formal code of conduct that applies to all of the Company’s employees, officers and directors. You can access the Code of Ethics, as well as the charters of the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Board, in the Investor Relations section of our website at http://www.symmetricom.com.

Board Leadership Structure

The Company’s Board is composed of eight independent directors and Mr. Côté, who has served as the Company’s President and Chief Executive Officer since August 2009. Mr. Clarkson, one of the Company’s independent directors, has served as Chairman of the Board of Directors since 2000. The Board’s general policy, as set forth in the Company’s Corporate Governance Guidelines, is that the positions of Chairman of the Board and Chief Executive Officer should be held by separate persons as an aid in the Board’s oversight of management.

In addition, each of the Board’s Audit, Compensation, and Nominating and Governance committees is composed solely of independent directors, and each has a separate chair. The independent directors generally meet in executive session at each regularly scheduled Board meeting and at such other times as necessary or appropriate as determined by the independent directors. The Company’s Corporate Governance Guidelines provide that the independent directors will meet in executive session without management directors or management present at least three times per year on a regularly scheduled basis. On an annual basis, as part of our Board self-evaluation and governance review, the Board (led by the Nominating and Governance Committee) evaluates our leadership structure to ensure that it remains the optimal structure for the Company.

Board Role in Risk Oversight

The Company’s management performs day-to-day assessment of the risks faced by the Company, including financial risk, strategic risk, operational risk, and legal and compliance risk. The Company’s Board is responsible for overseeing management in its assessment and management of those risks, and the Board takes an active role in that regard. At its meetings, and in particular at its annual strategic planning session at which the Board considers the Company’s strategic direction, the Board reviews with management the Company’s business and strategies, the risks involved, and management’s approach to managing those risks.

In addition, the Audit Committee reviews the Company’s policies and activities with respect to risk management and compliance. Where appropriate, the Audit Committee is responsible for making recommendations to the Board regarding risk management policies and activities and their impact on the Company. The Audit Committee also regularly discusses with management the Company’s significant risk exposures and the actions management has taken to limit, monitor, or control those exposures. The Nominating and Governance Committee manages risks associated with corporate governance and director independence. The Compensation Committee oversees risk management as it relates to the Company’s compensation plans, policies and programs in connection with designing, recommending to the Board for approval, and evaluating the Company’s compensation and benefit plans, policies and programs. The Compensation Committee reviews the Company’s compensation programs to ensure that they are designed to encourage high performance, promote accountability and align employee interests with the interests of the Company’s stockholders.

Compensation Risk Assessment

Under the supervision and direction of the Compensation Committee, the Company’s CEO, Chief Financial Officer and Executive Vice president of Human Resource (management) have performed an assessment of the Company’s compensation policies and practices for all employees relative to various risk factors. The results of this assessment were reviewed and discussed with the Compensation Committee and the committee’s independent consultant (Compensia). The Compensation Committee then concluded that there are no material risks arising from the Company’s compensation policies and practices that would be reasonably likely to have a material adverse effect on the Company. The risk factors considered included analysis of base compensation, variable compensation, equity compensation, and goal setting and payout formula.

Director Compensation

In fiscal 2012, each non-employee director received an annual retainer of $45,000. In addition, the Chairman of the Board received an annual incremental fee of $25,000, the Chairs of the Audit Committee, Compensation Committee and Nominating and Governance Committee received an annual incremental fee of

$20,000, $16,000 and $9,000, respectively, and each member (other than the Chair) of the Audit Committee, Compensation Committee and Nominating and Governance Committee received an annual incremental fee of $10,000, $8,000 and $4,500, respectively. No other fees were paid for attendance at committee meetings.

In fiscal 2012, each non-employee director received an annual non-statutory stock option to purchase 14,000 shares of our common stock and a grant of 7,000 shares of restricted stock, each with 100% vesting at the end of one year or upon the occurrence of a change of control. In addition, upon joining the Board, each non-employee director receives a one-time grant of a non-statutory stock option to purchase 40,000 shares of our common stock, vesting over three years, at the rate of 25% at the end of each of the first and second years and 50% at the end of the third year of the vesting period, with acceleration of vesting upon the occurrence of a change of control.

The following table shows compensation information for the Company’s non-employee directors for the fiscal year ended July 1, 2012.

Director Compensation for Fiscal 2012

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	Stock Awards ($) (3)	Total ($)
Alfred Boschulte	59,500	33,592	39,550	132,642
James Chiddix	53,000	33,592	39,550	126,142
Robert T. Clarkson	70,000	33,592	39,550	143,142
Elizabeth A. Fetter	71,000	33,592	39,550	144,142
Robert M. Neumeister	65,000	33,592	39,550	138,142
Dr. Richard W. Oliver	53,500	33,592	39,550	126,642
Richard N. Snyder	51,250	33,592	39,550	124,392
Robert J. Stanzione	51,750	33,592	39,550	124,892

(1)	Amounts shown in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the note 6 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended July 1, 2012, filed with the Securities and Exchange Commission (the “SEC”) on September 12, 2012.

(2)	On January 3, 2012, each non-employee member of the Board was granted an option to purchase 14,000 shares with a one year vesting period and a grant date fair value of $33,592. As of July 1, 2012, the aggregate number of outstanding options held by each non-employee director was 53,000 for Mr. Boschulte, 58,000 for Mr. Chiddix, 88,000 for Mr. Clarkson, 70,500 for Ms. Fetter, 85,500 for Mr. Neumeister, 85,500 for Dr. Oliver, 88,000 for Mr. Snyder and 78,000 for Mr. Stanzione.

(3)	On January 3, 2012, each non-employee member of the Board was granted 7,000 shares of restricted stock, all of which will vest on January 3, 2013 and each of which had a grant date fair value of $39,550. As of July 1, 2012, the aggregate number of outstanding restricted stock held by each non-employee director was 7,000.

Equity Ownership Guidelines

Each non-employee director is expected to own and hold at least 50% of the number of shares of common stock that constitute his or her annual equity awards. Stock ownership levels are to be achieved by each director within five years of his or her first annual equity award as a director. Shares of common stock that count toward the satisfaction of this policy include shares owned outright by the director or his or her immediate family members who share the same household, restricted stock where the restrictions have lapsed, shares acquired upon the exercise of stock options, and shares purchased in the open market in compliance with the law and the Company’s trading policies.

PROPOSAL No. TWO

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) have been the independent auditors for the Company since 1976 and, upon recommendation of the Audit Committee of the Board, their reappointment as the Company’s independent registered public accounting firm for the current fiscal year has been approved by the Board, subject to ratification by the stockholders.

The Company has been advised that a representative of Deloitte will be present at the Annual Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

The following table sets forth the aggregate fees billed by Deloitte for the following services during the fiscal years ended July 1, 2012 and July 3, 2011:

Description of Services	2012 Fees	2011 Fees
Audit fees (1)	$1,015,066	$1,068,276
Audit-related fees	—	—
Tax fees	—	32,307
All other fees	—	—

Total	$1,015,066	$1,100,583

(1)	Audit Fees: Represents the aggregate fees billed for professional services rendered for the audits of our annual financial statements and for the review of the financial statements included in our quarterly reports during such period, and for services that are normally provided in connection with statutory and regulatory filings or engagements. We included expenses related to Sarbanes-Oxley compliance in the totals.

In accordance with the Audit Committee Charter, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors, including the estimated fees and other terms of any such engagement. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee may elect to delegate pre-approval authority to one or more designated Audit Committee members in accordance with its charter. The Audit Committee considers whether such audit or non-audit services are consistent with the rules of the SEC on auditor independence.

Vote Required; Recommendation of the Board of Directors

Although not required to be submitted for stockholder approval, the Board has conditioned its appointment of its independent registered public accounting firm upon receiving the affirmative vote of the holders of a majority in voting power of the stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. In the event the stockholders do not approve the selection of Deloitte, the appointment of independent registered public accounting firm will be reconsidered by the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE CURRENT FISCAL YEAR.

PROPOSAL No. THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables the Company’s stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

The Company has a “pay-for-performance” philosophy that forms the foundation of all decisions regarding compensation of the Company’s named executive officers. This compensation philosophy, and the program structure approved by the Compensation Committee, is central to the Company’s ability to attract, retain and motivate individuals who can achieve superior financial results, which is consistent with the importance we place on quality and consistency of our executive officers in achieving results that foster long-term shareholder value. This approach, which has been used consistently over the years, has resulted in the Company’s ability to attract and retain the executive talent necessary to guide the Company during a period of transformation and gives these officers the opportunity to build a meaningful alignment with the interests of the Company’s stockholders. Please refer to “Executive Compensation—Compensation Discussion and Analysis—Executive Summary” for an overview of the compensation of the Company’s named executive officers.

We are asking for non-binding advisory approval of the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, which include the disclosures under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement, as disclosed under “Executive Compensation.” Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers pursuant to the compensation disclosure rules of the SEC as described in the Compensation Discussion and Analysis, the compensation tables and narrative discussion in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders.”

While we intend to carefully consider the voting results of this proposal, this vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board. Accordingly, and given that some of the compensation to be paid is a contractual obligation with the applicable executives, regardless of the outcome of this advisory vote, such compensation may still be payable. The Board and the Compensation Committee value the opinions of the Company’s stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required

The affirmative vote of the holders of a majority in voting power of the stock present in person or by proxy at the Annual Meeting and entitled to vote thereon is required for advisory approval of this proposal.

The Board has adopted a policy providing for an annual say-on-pay advisory vote. Unless the Board modifies its policy on the frequency of future say-on-pay advisory votes, the next say-on-pay advisory vote will be held at the 2013 Annual Meeting of Stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC’S EXECUTIVE COMPENSATION DISCLOSURE RULES.

PROPOSAL No. FOUR

APPROVAL OF THE AMENDED AND RESTATED

2006 INCENTIVE AWARD PLAN

GENERAL

On September 20, 2012, the Board adopted, subject to stockholder approval, the Amended and Restated Symmetricom, Inc. 2006 Incentive Award Plan (the “Amended and Restated 2006 Plan”). The Amended and Restated 2006 Plan constitutes an amendment and restatement of the Symmetricom, Inc. 2006 Incentive Award Plan (as amended, the “2006 Plan”), which, as amended, was approved by the Company’s stockholders on October 31, 2008. The effectiveness of the Amended and Restated 2006 Plan is subject to approval by the Company’s stockholders and is recommended by the Board. In the event that the Amended and Restated 2006 Plan is not approved by the Company’s stockholders, the 2006 Plan will continue in full force in accordance with its terms.

Employees and consultants of the Company and its subsidiaries, as well as members of the Board, are eligible to receive equity awards under the Amended and Restated 2006 Plan. The Amended and Restated 2006 Plan provides for the grant of stock options, including incentive stock options and nonqualified stock options, restricted stock awards, restricted stock units, stock appreciation rights (“SARs”), performance share awards, stock payment awards, deferred stock awards, performance bonus awards and other performance-based awards to eligible individuals.

The proposed increase in the number of shares of common stock reserved for issuance under the Amended and Restated 2006 Plan is necessary to help ensure that the Company has a sufficient reserve of shares available to attract and retain the services of key individuals essential to the Company’s long-term growth and success. In addition, the Company seeks to balance the need to maintain such key individuals with its efforts to closely monitor its annual stock award “burn rate.” The Company’s annual burn rate is determined by dividing the number of shares of common stock subject to stock awards granted in each fiscal year by the weighted average number of shares of common stock outstanding for that fiscal year. For purposes of calculating the number of shares granted in a year in accordance with such “burn rate” commitment, the Company has incorporated a fungible share design into the Amended and Restated 2006 Plan (as described in more detail below). Additionally, to minimize the dilutive effects of the Amended and Restated 2006 Plan on the Company’s stockholders, the Company has committed to limit the number of shares subject to awards granted under the Amended and Restated 2006 Plan through the Company’s fiscal year 2015, to an annual average of 5.73% of the Company’s outstanding common stock, as further described under the heading “Burn Rate Commitment” below.

The Amended and Restated 2006 Plan amends and restates the 2006 Plan as set forth below:

•	Increases the aggregate number of shares of common stock available for issuance under the 2006 Plan by 2,000,000 shares, to a total of 4,642,814 shares;

•

Provides that each share subject to an award other than an option or SAR that is settled in shares of common stock (such award, a “Full Value Award”) will count against the share reserve as 1.83 shares;

•

Prohibits the payment of dividend equivalents on unvested performance awards, but provides that payment will be made only to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests;

•	Prohibits the payment of dividend equivalents on stock options or SARs;

•	Establishes certain requirements for adjustments to outstanding equity awards in connection with an equity restructuring of the Company; and

•	Expands the types of performance criteria pursuant to which performance-based awards may vest.

A summary of the principal provisions of the Amended and Restated 2006 Plan is set forth below. The summary is qualified by reference to the full text of the Amended and Restated 2006 Plan, which is attached as Appendix A to this Proxy Statement. This summary assumes approval of this Proposal No. Four and describes any differences between the Amended and Restated 2006 Plan and the current 2006 Plan.

ADMINISTRATION

The Amended and Restated 2006 Plan may be administered by the Board, and the Board may delegate its authority to administer the Amended and Restated 2006 Plan to a committee of at least two directors, each of whom qualifies as a non-employee director pursuant to Rule 16b of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (such committee or the Board, a “Committee”). The Committee may in turn delegate to one or more members of the Board or one or more officers the authority to grant or amend awards to participants other than senior executives of the Company who are subject to Section 16 of the Exchange Act or employees who are “covered employees” within the meaning of Section 162(m) of the Code. Only the Board, acting by a majority of its members in office, may conduct the general administration of the Amended and Restated 2006 Plan with respect to all awards granted to independent directors.

The Committee, or in the case of independent directors, the Board, has the authority to administer the Amended and Restated 2006 Plan, including the power to determine participants, the types and sizes of awards, the price and timing of awards, the methods for settling awards, the method of payment for any exercise or purchase price, the forms of award agreements, any rules and regulations the Committee deems necessary to administer the Amended and Restated 2006 Plan, and the acceleration or waiver of any vesting restriction. The Committee also has the power and authority to interpret the terms of the Amended and Restated 2006 Plan and any award agreement thereunder.

Eligibility

Persons eligible to participate in the Amended and Restated 2006 Plan include all members of the Board, comprised of 8 persons following the 2012 Annual Meeting of Stockholders, approximately 300 employees, including 8 executive officers and zero consultants of the Company and its subsidiaries, in each case, as determined by the Committee.

Limitation on Awards and Shares Available

Prior to the amendment and restatement of the 2006 Plan, the number of shares available for grant under the 2006 Plan is equal to the sum of (1) 9,200,000 shares of common stock, plus (2) the number of shares of Common Stock which are or become available for issuance under 1999 Director Option Plan, the 1999 Employee Stock Option Plan and the 2002 Employee Stock Option Plan (collectively, the “Prior Plans”), and which are not thereafter issued under such plans; provided, that the maximum number of shares that may be issued under the 2006 Plan is 15,021,331 shares. The Amended and Restated 2006 Plan’s share reserve will be increased by 2,000,000 shares, and the maximum number of shares available for grant under the Amended and Restated 2006 Plan will be equal to the sum of (1) 11,200,000 shares of common stock, plus (2) 2,361,732 shares that were previously available for issuance under the Prior Plans but were forfeited or expired unexercised following the date on which the 2006 Plan was initially adopted, plus (3) any shares of common stock which, as of the date the Company’s stockholders approve the Amended and Restated 2006 Plan (the “Effective Date”), are subject to equity awards under the Prior Plans that expire, are cancelled or otherwise terminate unexercised, or otherwise would have reverted to the share reserves under the Prior Plans following the Effective Date and which are not issued under the Prior Plans following the Effective Date, up to a maximum of 14,065,659 shares. As of September 7, 2012, 503,927 shares of common stock were subject to awards granted under the Prior Plans. The Company expects that the increased share reserve under the Amended and Restated 2006 Plan will cover only those awards the Company expects to make during its next fiscal year. Therefore, the Company expects shareholders to have the opportunity to reassess the Company’s use of equity compensation at the 2013 shareholder meeting.

In fiscal year 2012, employees received awards covering 63% of total shares granted by the Company under the 2006 Plan, while the awards covering the remaining 37% of shares were granted to members of the Board, named executive officers and other executive officers. As of September 7, 2012, 7,276,845 shares were subject to outstanding options granted under all plans including the Prior Plans and the 2006 Plan, 353,620 shares were subject to restricted stock awards granted under all plans including the Prior Plans, 1,792,380 shares had been issued pursuant to option exercises and other awards pursuant to the 2006 Plan and 2,642,814 shares remained available for future grant under the 2006 Plan. The closing price of our common stock as of September 7, 2012 was $6.28 per share. The weighted average exercise price and weighted average remaining contractual term of outstanding options granted under all plans are $5.55 and 4.46 years, respectively. The shares of common stock covered by the Amended and Restated 2006 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. To the extent permitted by applicable law or any applicable securities exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries will not be counted against the shares available for issuance under the Amended and Restated 2006 Plan.

The Amended and Restated 2006 Plan provides that any shares that are subject to awards of options or SARs will be counted against the share reserve limit as one share for every one share granted. Additionally, the Amended and Restated 2006 Plan provides that any shares that are subject to Full Value Awards will be counted against the share reserve limit as 1.83 shares for every one share granted. The payment of dividend equivalents in cash in conjunction with any outstanding awards shall not be counted against the shares available for issuance under the Amended and Restated 2006 Plan.

To the extent that an award previously granted under the Amended and Restated 2006 Plan terminates, expires or lapses for any reason, any shares subject to the award may be used again for new grants under the Amended and Restated 2006 Plan. The Amended and Restated 2006 Plan also reflects the share counting principle described above when determining the number of shares which may be regranted after an award expires. To the extent that an award terminates, expires or lapses for any reason, any share that again becomes available for future grant shall be added back as (i) one share if such share was subject to an option or a SAR, and (ii) as 1.83 shares if such share was subject to a Full Value Award.

In addition, the following types of shares may not be regranted under the Amended and Restated 2006 Plan: (i) shares tendered by the participant or withheld by the Company in payment of the exercise price of an option, (ii) shares tendered by the participant to satisfy any tax withholding obligation with respect to an award or shares withheld by the Company to satisfy any tax withholding obligation with respect to an award other than a Full Value Award, and (iii) shares subject to a stock-settled SAR that are not issued in connection upon the net settlement or net exercise of such SAR. However, shares tendered by a participant to satisfy any tax withholding obligation with respect to a Full Value Award or shares withheld by the Company to satisfy any tax withholding obligation with respect to a Full Value Award may be used again for new grants under the Amended and Restated 2006 Plan.

The maximum number of shares of common stock that may be subject to one or more awards to a participant pursuant to the Amended and Restated 2006 Plan during a calendar year (measured from the date of grant) is 3,000,000. The maximum amount that may be paid in cash during any calendar year with respect to any performance-based award is $2,000,000.

Impact of Increased Share Reserve and Share Repurchase Policy

The Company believes that even with its growth over the past three years and its informal share repurchase program, the Company has managed its burn rate and the voting power dilution represented by its equity awards well. Details relating to the increased share reserve and share repurchase program are set forth below:

•

The Company has an active, informal share repurchase program. In fiscal year 2012, the Company repurchased 2,900,000 shares of its common stock, shrinking the outstanding share base against which its burn rate is calculated.

•	The Company has increased the hiring of positions for which individuals are eligible to receive grants of equity awards over the past three years.

•

Despite the Company’s share repurchase program and increased hiring of individuals eligible of receive equity awards, the Company’s burn rate and voting power dilution have decreased over the past three years.

•	The Company’s gross burn rate for the past three years has been decreasing, as set forth below.

Year	Gross Burn Rate
FY2012	5.77%
FY2011	6.05%
FY2010	6.77%

•	The Company’s voting power dilution has been decreasing, as set forth below.

Year	Basic Dilution	Fully Diluted
FYE2012	25.56%	20.35%
FYE2011	26.13%	20.72%
FYE2010	27.37%	21.49%

The Company has adopted a burn rate policy, described in more detail below, effective for fiscal years 2013 through 2015, in an effort to further decrease its burn rate and minimize voting power dilution.

Burn Rate Commitment

In order to minimize the dilutive impact on the Company’s stockholders of grants of equity-based awards to directors, employees and consultants of the Company and its subsidiaries, the Company’s Board of Directors adopted a burn rate policy for fiscal years 2013 through 2015 to be effective if the Company’s stockholders approve this proposal. During this three year period, beginning with the Company’s 2013 fiscal year and ending with the Company’s 2015 fiscal year, the burn rate policy will require the Company to limit the number of shares that it grants subject to stock awards over the three year period to no more than an annual average of 5.73% of the Company’s outstanding common stock (which is equal to the median burn rate plus one standard deviation for Russell 3000 companies in the Company’s Global Industry Classification Standards Peer Group (Technology Hardware and Equipment), as published by Institutional Shareholder Services in 2011).

The annual burn rate will be calculated as the number of shares subject to stock awards (including stock options, stock appreciation rights, restricted stock, restricted stock units and other stock awards) granted during each fiscal year (although for purposes of this analysis the number of shares subject to performance units and performance shares will be counted in the fiscal year that they are earned instead of the fiscal year in which they are granted) divided by the Company’s weighted average number of shares of common stock outstanding for each fiscal year, both as reported in the Company’s periodic filings with the SEC. Awards that are settled in cash, awards that are granted pursuant to stockholder approved exchange programs, awards sold under the Company’s employee stock purchase plan and awards assumed or substituted in acquisitions will be excluded from the burn rate calculation. For purposes of the burn rate calculation, each share subject to a full value award (i.e., restricted stock, restricted stock units, performance shares and any other award that does not have an exercise price per share equal to the per share fair market value of the Company’s common stock on the grant date) will count as 2 shares.

AWARDS

The Amended and Restated 2006 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, SARs, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards.

Stock options, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the Amended and Restated 2006 Plan. The exercise price of any stock option granted pursuant to the Amended and Restated 2006 Plan will not be less than 100% of the fair market value of our common stock on the date of grant. Stock options may be exercised as determined by the Committee, but in no event after the seventh anniversary of the date of grant. The aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000 or such other limitation imposed by Section 422(d) of the Code.

Upon the exercise of a stock option, the exercise price must be paid in full in either cash or its equivalent, by tendering previously acquired shares of common stock with a fair market value at the time of exercise equal to the exercise price (provided such shares have been held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and have a fair market value on the date of delivery equal to the aggregate exercise price of the option or exercised portion thereof) or other property acceptable to the Committee (including through the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale). However, no participant will be permitted to pay the exercise price of an option, or continue any extension of credit with respect to the exercise price of an option with a loan from us or arranged by us in any method which would violate Section 13(k) of the Exchange Act.

A restricted stock award is the grant of shares of common stock at a per share purchase price determined by the Committee (which may equal zero), that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions determined by the Committee are met. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares (except as described below with respect to restricted stock subject to performance-based vesting conditions). The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee.

A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the fair market value of a share of common stock on the date of grant of the SAR. SARs are payable in cash, in shares of Common Stock or in a combination of both, as determined by the Committee. SARs have a maximum term of seven years.

Dividend equivalent awards entitle participants to receive the equivalent value (in cash or additional shares) of dividends in respect of other awards held by participants. Currently, the 2006 Plan does not have any restrictions surrounding the grant or payment of dividend equivalents. However, the Amended and Restated 2006 Plan provides that dividend equivalents with respect to an award that vests based on the attainment of performance-based objectives that are based on dividends paid prior to the vesting of such award shall only be paid to a participant to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests. Additionally, the Amended and Restated 2006 Plan provides that dividend equivalents are not payable with respect to options or SARs.

The other types of awards that may be granted under the Amended and Restated 2006 Plan include performance shares, performance stock units, stock payments, deferred stock, restricted stock units, and performance bonus awards. Performance share awards are shares granted to participants with restrictions that lapse only upon the attainment of specified performance goals. Performance stock units are awards representing the right to receive shares upon the attainment of specified performance goals. Stock payments are compensation in the form of shares of common stock that are granted without restrictions imposed by the Company. Deferred stock awards represent the right to receive shares of common stock at a later date or dates if specified time-vesting or performance criteria are attained. Restricted stock units represent the right to receive shares upon the attainment of specified time and/or performance goals. Performance bonus awards entitle participants to cash payments upon the attainment of specified performance goals.

The Committee may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be performance-based awards within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), gross or net sales or revenue, net income (either before or after tax), operating earnings, cash flow (including, but not limited to, operating cash flow, and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit or operating margin, productivity, costs, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, adjusted earnings per share, price per share, market share, regulatory body approval for commercialization of a product, implementation or completion of critical projects, and economic value. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the Committee shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Committee may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for any period. In the event the Amended and Restated 2006 Plan is not approved by stockholders, the Committee will not grant any performance-based awards intended to be exempt as “qualified performance-based compensation” under Section 162(m) of the Code using performance criteria added to the Amended and Restated 2006 Plan, including, adjusted earnings per share, regulatory body approval for commercialization of a product, implementation or completion of critical projects and economic value.

AMENDMENT AND TERMINATION

The Committee, subject to approval of the Board, may terminate, amend, or modify the Amended and Restated 2006 Plan at any time; provided, however, that stockholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or securities exchange rule, to increase the number of shares available under the Amended and Restated 2006 Plan, to permit the Committee to grant options with a price below fair market value on the date of grant, or to extend the exercise period for an option beyond ten years from the date of grant. In addition, absent stockholder approval, (i) no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted, (ii) except to the extent permitted by the Amended and Restated 2006 Plan in connection with certain changes in capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price, (iii) no SAR may be repriced (through an amendment or exchange as described in the preceding sentence), (iv) no option or SAR may be cancelled or replaced with another award (including another option or SAR with a lower price per share), and (v) no offer to buy out an option or SAR for a cash payment may be made, in each case, except to the extent permitted by the Amended and Restated 2006 Plan in connection with certain changes in capital structure.

In no event may an award be granted pursuant to the Amended and Restated 2006 Plan on or after the tenth anniversary of the date that the Company’s stockholders approve the Amended and Restated 2006 Plan.

CHANGE IN CONTROL OR EQUITY RESTRUCTURING

If a Change in Control of the Company occurs (as defined in the Amended and Restated 2006 Plan) and awards are not converted, assumed, or replaced by a successor, such awards will become fully exercisable and all forfeiture restrictions on such awards will lapse.

The 2006 Plan currently provides that upon certain changes in capitalization, which may include an equity restructuring, the Committee has discretion to make proportionate adjustments to reflect the change with respect to (a) the aggregate number and kind of shares that may be issued under the plan and/or (b) the terms and conditions of any outstanding awards. However, the Amended and Restated Plan provides that, in connection with the occurrence of an Equity Restructuring (as defined in the Amended and Restated 2006 Plan) and notwithstanding any other provision to the contrary, (i) the number and type of securities subject to each outstanding award and the exercise price or grant price of such award, if applicable, will be equitably adjusted; and/or (ii) the Committee will make such equitable adjustments as it deems appropriate, in its sole discretion, to reflect the Equity Restructuring. Any adjustments made in connection with an Equity Restructuring are nondiscretionary and will be final and binding on the affected participant and the Company.

FEDERAL INCOME TAX CONSEQUENCES

With respect to nonqualified stock options, the Company is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met (e.g., the stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise), the participant will not recognize taxable income at the time of exercise of the incentive stock option. However, the excess of the fair market value of the common stock received over the exercise price is an item of tax preference income potentially subject to the alternative minimum tax. The gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of such stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements described above are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply, although the amount of income recognized by the participant will be the (i) the excess of the fair market value of the shares at the time of exercise over the exercise price, or (ii) the excess of the amount realized on the disposition over the exercise price.

The current federal income tax consequences of other awards authorized under the Amended and Restated 2006 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture and restricted stock units will result in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions applicable to such awards lapse (unless, with respect to an award of restricted stock, the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at ordinary income rates at the time of payment. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

NEW PLAN BENEFITS

The Company’s non-employee directors are eligible to receive grants under the Amended and Restated 2006 Plan as described below under “Non-Employee Director Awards.” Please see the “Director Compensation for Fiscal 2012” section on of this Proxy Statement for additional information regarding grants under the Amended and Restated 2006 Plan to non-employee directors during the fiscal year ended July 1, 2012. In addition, please refer to the “Grants of Plan-Based Awards” table of this Proxy Statement for a listing of awards granted to our named executive officers during the fiscal year ended July 1, 2012. During the fiscal year ended July 1, 2012, awards with respect to 460,000 shares were granted to all named executive officers as a group under the Amended and Restated 2006 Plan, and awards with respect to 18,04,600 shares were granted to other employees under the Amended and Restated 2006 Plan. All other future awards under the Amended and Restated 2006 Plan are within the discretion of the Committee. Therefore, it is not possible to determine the benefits that will be received in the future by participants under the Amended and Restated 2006 Plan.

NON-EMPLOYEE DIRECTOR AWARDS

The Amended and Restated 2006 Plan permits the grant of awards to our non-employee directors pursuant to a written non-discretionary formula recommended by the compensation committee of our board of directors and approved by our board of directors. In August 2010, the Board approved a written non-discretionary formula whereby each non-employee director will receive an annual grant of options to purchase 14,000 shares of our common stock and an award of 7,000 shares of restricted stock pursuant to the Amended and Restated 2006 Plan beginning January 1, 2011. The options granted pursuant to such formula have a seven year term and an exercise price equal to the fair market value of a share of our common stock on the date of grant. The written non-discretionary formula further provided that such options and restricted stock vest on the earlier of the anniversary of the date of grant or a change in control of the Company subject to the continued service of the director. The written non-discretionary formula provides that, upon election or appointment to the Board, new independent directors of the Company will receive options to purchase 40,000 shares of common stock. The options have a seven year term and an exercise price equal to the fair market value of a share of our common stock on the date of grant. The options will vest over three years in increments of 25% at the end of each of the first two years and 50% at the end of the third year, with acceleration of vesting upon the occurrence of a change of control.

The following table provides information with respect to awards granted under the 2006 Plan to our named executive officers, directors and employees as of September 7, 2012. As stated above, it is not possible to determine the amounts of awards that will be granted in the future to participants under the Amended and Restated 2006 Plan.

Name and Position	Number of Shares Underlying Option Grants	Number of Restricted Stock Grants
Dave Côté	1,280,000	123,680
Justin Spencer	330,000	52,404
James Armstrong	327,000	79,269
Dan Scharre	165,000	33,420
Juan Dewar	185,000	33,420
All Current Executive Officers as a Group	2,287,000	322,193
All Directors Who Are Not Executive Officers as a Group	536,500	198,250
All Employees Who Are Not Executive Officers as a Group	7,837,100	809,987

VOTE REQUIRED

Adoption of the Amended and Restated 2006 Plan requires approval by holders of a majority of the outstanding shares of Company common stock who are present, or represented, and entitled to vote thereon, at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file certain reports regarding ownership of, and transactions in, the Company’s securities with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes its executive officers, directors and more than 10% stockholders complied with all applicable filing requirements in fiscal 2012.

Share Ownership by Principal Stockholders and Management

The following table sets forth the beneficial ownership of common stock of the Company as of September 7, 2012 by:

•	all persons known to the Company to be the beneficial owners of more than 5% of the Company’s common stock,

•	each of the officers named in the Summary Compensation Table,

•	each director, and

•	all directors and executive officers as a group.

A total of 40,843,394 shares of the Company’s common stock were outstanding as of September 7, 2012. The share numbers reflected in the following table include shares and options to purchase shares that are exercisable within 60 days of September 7, 2012. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable. Options to purchase shares that are exercisable within 60 days of September 7, 2012 are considered outstanding and beneficially owned by the person holding the options for purposes of computing the percentage ownership of that person but are not treated as outstanding for purposes of computing the percentage ownership of any other person.

Name and Address	Shares Beneficially Owned	Approximate Percent Owned
Security Investors, LLC (1)	3,954,710	9.68%
One Security Benefit Place
Topeka, KS 66636-0001
Blackrock, Inc. (2)	3,518,100	8.61%
40 East 52nd Street
New York, NY 10022
Dimensional Fund Advisors LP. (3)	3,262,249	7.99%
Palisades West, Building One, 6300 Bee Cave Road
Austin, Texas 78746
Paradigm Capital Management, Inc. (4)	3,002,973	7.35%
Nine Elk Street
Albany, New York 12207
The Vanguard Group, Inc. (5)	2,151,676	5.27%
100 Vanguard Blvd
Malvem , PA 19355
Dave G. Côté (6)	997,845	2.44%
Justin R. Spencer (7)	301,046	*
James Armstrong (8)	285,304	*
Robert T. Clarkson (9)	149,750	*
Juan Gutierrez Dewar (10)	121,541	*
Daniel Scharre (11)	116,107	*
Richard W. Oliver (12)	102,100	*
Richard N. Snyder (13)	99,250	*
Robert M. Neumeister Jr. (14)	96,750	*
Robert J. Stanzione (15)	96,250	*
Elizabeth A. Fetter (16)	81,750	*
James A. Chiddix (17)	65,500	*
Alfred Boschulte (18)	54,300	*
All directors and executive officers as a group (13 persons)	2,567,493	6.29%

*	Less than one percent (1%)

(1)	The information in the table is based solely on a Schedule 13G/A filed with the SEC by Security Investors LLC, Inc. on January 31, 2012.

(2)	The information in the table is based solely on a Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 10, 2012.

(3)	The information in the table is based solely on a Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP (“Dimensional”) on February 14, 2012.

(4)	The information in the table is based solely on a Schedule 13G filed with the SEC by Paradigm Capital Management, Inc. on February 13, 2012.

(5)	The information in the table is based solely on a Schedule 13G filed with the SEC by Vanguard Group LLC (“Vanguard”), on February 8, 2012. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 52,306 of the shares shown in the table as a result of its serving as investment manager of collective trust accounts and directs the voting of those shares.

(6)	Includes 876,250 shares subject to options exercisable within 60 days of September 7, 2012.

(7)	Includes 250,000 shares subject to options exercisable within 60 days of September 7, 2012.

(8)	Includes 214,500 shares subject to options exercisable within 60 days of September 7, 2012.

(9)	Includes 74,000 shares subject to options exercisable within 60 days of September 7, 2012.

(10)	Includes 97,917 shares subject to options exercisable within 60 days of September 7, 2012.

(11)	Includes 81,563 shares subject to options exercisable within 60 days of September 7, 2012.

(12)	Includes 71,500 shares subject to options exercisable within 60 days of September 7, 2012.

(13)	Includes 56,500 shares subject to options exercisable within 60 days of September 7, 2012.

(14)	Includes 71,500 shares subject to options exercisable within 60 days of September 7, 2012.

(15)	Includes 64,000 shares subject to options exercisable within 60 days of September 7, 2012.

(16)	Includes 64,000 shares subject to options exercisable within 60 days of September 7, 2012.

(17)	Includes 44,000 shares subject to options exercisable within 60 days of September 7, 2012.

(18)	Includes 39,000 shares subject to options exercisable within 60 days of September 7, 2012.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information regarding the fiscal 2012 compensation program for our principal executive officer, our principal financial officer, and the three executive officers (other than our principal executive officer and principal financial officer) who were serving as our most highly-compensated executive officers at the end of fiscal 2012. For fiscal 2012, these individuals were:

•	David G. Côté, our Chief Executive Officer (our “CEO”);

•	Justin R. Spencer, our Executive Vice President, Finance and Administration, Chief Financial Officer, and Secretary (our “CFO”);

•	James Armstrong, our Executive Vice President and Chief Technology Officer;

•	Juan G. Dewar, our Executive Vice President, Global Sales and Services; and

•	Daniel Scharre, our Executive Vice President, Products.

We refer to these executive officers collectively in this Compensation Discussion and Analysis and the related compensation tables as the “Named Executive Officers.”

Specifically, this Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each material component of compensation that we provide to the Named Executive Officers. In addition, we explain how and why the Compensation Committee of our Board of Directors (the “Compensation Committee”) arrived at the specific compensation policies and decisions involving the Named Executive Officers during fiscal 2012.

Executive Summary

Fiscal 2012 Business Highlights

We generate, distribute, and apply precise time for the communications, aerospace/defense, information technology infrastructure, and metrology industries. Our customers, from communications service providers and network equipment manufacturers to governments and their suppliers worldwide, are able to build more reliable networks and systems by using our advanced timing technologies, synchronization systems, atomic clocks, services, and solutions.

We continued to grow our business during fiscal 2012, having completed the transition of our manufacturing operations from the previous year. For fiscal 2012, we recorded the following financial results:

•	Fiscal year net revenues were $237.7 million, up from $208.1 million in fiscal 2011; and

•	Fiscal year income from continuing operations was $11.4 million, up from $1.2 million in fiscal 2011.

Fiscal 2012 Executive Compensation Actions

As discussed in more detail below, our compensation philosophy is to link the financial interests of the Named Executive Officers to the attainment of our annual and long-term business objectives, which we believe furthers the interests of our stockholders. Accordingly, our fiscal 2012 compensation actions and decisions were based, in large part, on the Named Executive Officers’ efforts to advance our financial and strategic interests.

For fiscal 2012, the Compensation Committee took the following actions with respect to the compensation of the Named Executive Officers:

•	Increased the base salaries of our CEO and CFO by 5.5% and 3.4%, respectively, to maintain market competitiveness as compared to our compensation peer group, market salary data for technology companies and individual job performance. The base salaries of the other Named Executive Officers were maintained at their fiscal 2011 levels since their base salaries were within the competitive range for their positions;

•

Made annual cash incentive awards that were, on average, equal to 84% of each Named Executive Officer’s target annual incentive opportunity, reflecting the Company’s relative success in attaining its revenue and operating income targets and each Named Executive Officer’s achievement against individual performance objectives for fiscal 2012; and

•	Approved equity awards (consisting of both stock options and restricted stock awards) at competitive market levels that satisfied our retention objectives and rewarded individual performance.

Fiscal 2012 Corporate Governance Highlights

We endeavor to maintain good governance standards in our executive compensation policies and practices. The following policies and practices were either adopted or in effect during fiscal 2012:

•

The Compensation Committee is comprised solely of independent directors who have established effective means for communicating with our stockholders regarding their executive compensation ideas and concerns.

•	The Compensation Committee’s compensation consultant, Compensia, Inc., is retained directly by the committee and performs no other consulting or other services for us.

•

The Compensation Committee conducts an annual review of our compensation strategy, including a review of our compensation-related risk factors, to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

•

Our compensation philosophy and related corporate governance features are complemented by several specific elements that are designed to align our executive compensation with long-term stockholder interests, including:

•

Our post-employment compensation arrangements are designed to provide severance protections that encourage retention of the Named Executive Officers and enable them to focus their attention on their work duties and responsibilities, and the payments and benefits payable in connection with a change in control of the Company, which we believe heightens the vulnerability for the termination of employment of senior executives, are based on a “double trigger” (that is, our executive officers are eligible to receive payments and benefits only upon a qualifying termination of employment in connection with a change in control of the Company).

•

As a general policy, we do not provide non-cash benefits or perquisites (such as guaranteed retirement arrangements or pension plan benefits) for the Named Executive Officers that are not available to our employees generally.

Fiscal 2011 Stockholder Advisory Votes on Executive Compensation

At our Fiscal 2011 Annual Meeting of Stockholders, we submitted two proposals to our stockholders regarding our executive compensation program. The first proposal was an advisory vote on the fiscal 2011 compensation of the Named Executive Officers (commonly known as a “Say-on-Pay” vote). Our stockholders approved the fiscal 2011 compensation of the Named Executive Officers with approximately 91% of the votes cast in favor of the proposal.

We believe that the outcome of the Say-on-Pay vote signals our stockholders’ support of our compensation approach, specifically our efforts to attract, retain, and motivate the Named Executive Officers. We value the opinions of our stockholders and will continue to consider the outcome of future Say-on-Pay votes, as well as feedback received throughout the year, when making compensation decisions for the Named Executive Officers.

The second proposal was a vote on the frequency of future shareholder advisory votes regarding the compensation of the Named Executive Officers (commonly known as a “Say-When-on-Pay” vote). An annual frequency received the highest number of votes cast, as well as a majority of the votes cast. Based on these results, our Board of Directors determined that we will hold our Say-on-Pay votes on an annual basis. At the present time, we expect to hold the next Say-When-on-Pay vote following the vote to be conducted at our fiscal 2012 Annual Meeting of Stockholders in fiscal 2013.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, retain, and motivate the individuals who are critical to driving our success and creating stockholder value. Our compensation philosophy is to deliver market competitive compensation that ensures the Named Executive Officers contribute to and share in the Company’s success. Our executive compensation program has three primary objectives:

•	Attract, retain, and motivate highly-skilled executive officers who will create and sustain stockholder value;

•	Create and support a strong “pay-for-performance” culture that provides compensation commensurate with performance; and

•	Align the interests of our executive officers with the long-term interests of our stockholders.

Compensation Mix and Pay Positioning

Our executive compensation program is comprised of five components: (i) base salary, (ii) annual cash variable compensation, (iii) long-term equity awards, (iv) health and welfare benefits and (v) change in control and severance benefits. Competitive base salaries are used to attract key talent, annual cash variable compensation is directly linked to the Company’s short-term performance, long-term equity awards align the interests of the Named Executive Officers with our stockholders, and comprehensive health and welfare benefits provide security for the Named Executive Officers and their families.

We position the total cash compensation (the sum of base salary and annual cash variable compensation) of the Named Executive Officers with reference to the 50th percentile of our compensation peer group to reflect the competitive market. Given the highly competitive nature of our industry, the Compensation Committee believes that this positioning is critical for continuing to attract and retain key executive talent in an increasingly challenging labor market.

Additionally, the Compensation Committee believes that providing the Named Executive Officers with competitive compensation relative to both individual and company performance, which ensures that the Named Executive Officers receive above-market pay only for delivering above-average market performance and are “at risk” for receiving below-market pay for below-market performance. For example, in fiscal 2012, we awarded annual cash incentives that were, on average, 84% of each Named Executive Officer’s target annual incentive opportunity, reflecting the Company’s relative success in attaining its financial performance targets and each Named Executive Officer’s achievement against individual performance objectives for fiscal 2012.

Each year, the Compensation Committee examines the compensation practices of a select group of peer companies, and creates a highly-leveraged, variable compensation opportunity for each executive officer. This variable compensation opportunity is linked directly to the Company’s short-term performance, which supports our “pay-for-performance” culture and, in turn, creates stockholder value. This emphasis on performance-based, “at-risk” compensation ensures that our executive officers receive target or above-target compensation only to the extent that the Company’s annual operating plan has been achieved or exceeded.

To ensure an appropriate “pay-for-performance” alignment, the Compensation Committee may approve total compensation levels (or the level for a specific compensation component) for the Named Executive Officers which differ between individuals or vary from market positioning, based on its evaluation of the Named Executive Officer’s individual performance and Company performance.

Executive Compensation-Setting Process

Role of Compensation Committee

The Compensation Committee is responsible for formulating, determining, reviewing, and modifying the compensation of our CEO and other executive officers, including the other Named Executive Officers, as well as developing and overseeing the Company’s executive compensation philosophy.

The Compensation Committee has the following principal responsibilities:

•	review and approve corporate goals and objectives relevant to the compensation of our CEO and other executive officers;

•

evaluate the performance of our CEO and other executive officers in light of these criteria and, based on such evaluation, review and approve the annual base salary, target annual cash incentive award opportunity, long-term equity awards (including stock options and restricted stock awards), and health and welfare benefits for our CEO and other executive officers;

•	review and make recommendations to our Board of Directors with respect to the Company’s annual incentive compensation and equity-based plans;

•	review and approve all equity compensation plans of the Company that are not otherwise subject to the approval of our stockholders; and

•	review succession planning for our CEO and other executive officers.

The Compensation Committee’s authority, duties, and responsibilities are described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available in the Investor Relations section of the Company’s website at http://www.symmetricom.com.

As a part of its annual review and approval of the performance criteria and compensation of our executive officers, including the Named Executive Officers, the Compensation Committee meets at least twice each year for scheduled, in-person meetings and at least annually with our CEO. The Compensation Committee meets with the Company’s principal Human Resources executive and other corporate officers as it deems appropriate. During fiscal 2012, the Compensation Committee met a total of four times.

Role of Management

In determining the performance criteria and compensation of the Named Executive Officers (other than the CEO), the Compensation Committee considers the recommendations of our CEO. Typically, our CEO will make recommendations for the Named Executive Officers (other than for himself) based on his assessment of each Named Executive Officer’s individual performance, as well as his knowledge of each Named Executive Officer’s job responsibilities, seniority, and expected future contributions to the Company.

Role of Compensation Consultant

The Compensation Committee has the authority to engage the services of outside advisers, experts, and consultants to assist it in discharging its responsibilities. During fiscal 2012, the Compensation Committee engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, to provide advice and information relating to executive and director compensation. During fiscal 2012, Compensia assisted the Compensation Committee with respect to peer group selection, the establishment of executive officer compensation, and advising on cash-based incentives and equity program design. Compensia reports directly to the Compensation Committee and does not provide any services directly to the Company or its management.

Market Positioning

Each year, the Compensation Committee examines the compensation practices of a select group of peer companies to assess the competitiveness of our executive compensation program. In fiscal 2012, the Compensation Committee used a peer group consisting of 19 companies comprised of high-technology companies with a business model similar to that of the Company, and which represented both business and labor market competitors (the “Peer Group”). The compensation practices of the Peer Group were the primary reference used by the Compensation Committee to compare the competitiveness of each compensation component and overall compensation levels (base salary, target annual cash incentive award opportunities, and long-term equity awards).

For fiscal 2012, the Peer Group consisted of the following companies:

Anaren (1)	Globecomm Systems	SeaChange International (1)
Bel Fuse (1)	Harmonic	Shoretel (1)
Calix (1)	Infinera	Sonus Networks (1)
Communication Systems	Ixia	Tekelec
Digi International	MRV Communications (1)	Westell Technologies
EMS Technologies (1)	Oclaro
Extreme Networks (1)	Oplink Communications (1)

(1)	Added in fiscal 2012.

For comparison purposes, the revenues and market capitalization of the Peer Group companies relative to the revenues and market capitalization of the Company were as follows:

	Last Fiscal Year Revenue	Market Capitalization
Peer Group	$293.1m	$331.9m
Symmetricom	$208.1m	$198.7m

The Compensation Committee reviews the composition of the Peer Group annually to ensure that its companies are appropriate comparators and also reviews, on at least an annual basis, the executive compensation practices of the Peer Group. The peer group was reviewed and updated in September 2011 to ensure companies continued to meet the pre-defined selection criteria. This includes similar industry (communications equipment), revenue (0.5x – 2.5x the Company) and market capitalization (0.5x – 3.5x the Company). The companies removed were above the high end of size range (Acme Packet, ADTRAN, Comtech Telecomm, Finisar and ViaSat) or below the low end of the size range (Big Band, CalAmp and Frequency Electronics).

Named Executive Officer Compensation Components

As noted above, during fiscal 2012, the compensation of the Named Executive Officers consisted of base salary, an annual cash incentive award opportunity, long-term equity awards, health and welfare benefits and change in control and severance payments and benefits. Each element of our executive compensation program is discussed in more detail below.

Base Salary

Base salaries serve primarily to provide a fixed amount of compensation at competitive levels, allowing us to attract and retain high-caliber executive talent. Each year, the Compensation Committee reviews the base salaries of our executive officers, and bases any adjustments on the following factors:

•

The achievement of corporate financial and strategic objectives during the prior fiscal year, as well as a number of qualitative individual performance factors, including managerial effectiveness, teamwork, and customer satisfaction;

•	The current base salary levels relative to the compensation of executives in comparable positions at the companies in the Peer Group as targeted at the 50th percentile;

•	The expected future contribution of the individual executive officer to the Company; and

•	Internal pay equity based on the impact on the business and performance.

In October, 2011 the Compensation Committee reviewed the base salaries of our executive officers, including the Named Executive Officers, and determined to increase the base salaries of our CEO and CFO by $25,000 and $10,000, respectively, effective as of April 2012. The base salaries for Messrs Côté and Spencer were increased to align with competitive market base salary levels and their performance.

The annual base salaries for the Named Executive Officers during fiscal 2011and fiscal 2012 (taking into account the increases made to the base salaries of our CEO and CFO) were as follows.

Named Executive Officer	Fiscal 2011 Base Salary	Compensation vs. Market Percentile		Percentage Increase	Fiscal 2012 Base Salary
Mr. Côté	$450,000	35	th	5.5%	$475,000	(1)
Mr. Spencer	$290,000	38	th	3.4%	$300,000	(1)
Mr. Armstrong	$280,000	60	th	—	$280,000
Mr. Dewar	$270,000	60	th	—	$270,000
Dr. Scharre	$270,000	55	th	—	$270,000

(1)	These base salary increases were effective in April 2012.

The base salaries paid to the Named Executive Officers during fiscal 2012 are set forth in the Summary Compensation Table.

Annual Cash Incentive Awards

We use annual cash incentive awards to reinforce our “pay-for-performance” culture. We believe in positioning the target total cash compensation of the Named Executive Officers with reference to the 50th percentile of the target total cash compensation of the Peer Group. To achieve this objective, the Compensation Committee provides annual cash incentive award opportunities under the Company’s Incentive Compensation Plan (the “ICP”) that are intended to reward the Named Executive Officers, for achieving financial and strategic objectives that further our annual operating plan. We believe that these awards, which are explicitly linked to corporate and individual performance, promote long-term stockholder value creation.

Target Fiscal Year Cash Incentive Award Opportunities

The Compensation Committee determines the target total cash compensation levels for our executive officers, including the Named Executive Officers, and, after reviewing each executive officer’s base salary, establishes his or her target fiscal year cash incentive award opportunity. Target award opportunities are based on a percentage of each executive officer’s base salary.

For fiscal 2012, the Compensation Committee set the target cash incentive award opportunities for our CEO at 100% of his base salary, for Mr. Dewar at 60% of his base salary, and for our CFO, Mr. Armstrong, and Dr. Scharre at 55% of their base salaries. Under the fiscal 2012 ICP, actual award payments range from zero to 150% of base salary, based on the actual level of the Company’s performance against the corporate performance objectives described below.

Fiscal 2012 ICP Design

At the beginning of each fiscal year, the Compensation Committee approves the specific corporate and individual performance objectives for that year’s annual cash incentive awards. Further, the Compensation Committee weights the corporate and individual performance objectives for each executive officer. Individual performance objectives for the Named Executive Officers are determined based on the recommendations of our CEO (other than with respect to his own cash incentive award opportunity) and include one or more quantitative and qualitative factors that relate to the corporate function or business operation that he manages. In the case of our CEO, his individual performance objectives are established by the Compensation Committee. The Compensation Committee weighted the corporate performance measures at 80% of the target fiscal year cash award opportunity and the individual performance objectives at 20% of the opportunity for the Named Executive Officers. The components of the corporate performance and individual performance objectives for the fiscal 2012 ICP are described below.

Corporate Performance Measures

The Compensation Committee selected revenue and operating income (as adjusted for the items described below) as the corporate performance measures to be used to determine funding of the fiscal 2012 ICP, as well as the calculation of individual award payments. Each corporate performance measure was weighted equally. For purposes of the fiscal 2012 ICP, “operating income” excluded certain items related to non-cash equity-based compensation, amortization of acquired intangibles, restructuring charges, impairment of goodwill and other intangibles, gains and losses on investments and repayment of convertible notes, non-cash interest expense charges, and other items that the Company does not consider indicative of its ongoing performance. These performance measures were selected, and the related target performance levels set, by the Compensation Committee based on an evaluation of the Company’s fiscal 2012 operating plan as approved by our Board of Directors. The Compensation Committee also believes that these performance measures were an appropriate means for motivating the Named Executive Officers to focus on increasing the short-term profitability of the Company. The target levels for the two performance measures were as follows:

Performance Measure	Fiscal Year 2012 ICP Target Level
Revenue	$240.0m
Operating Income	$30.5m

The Compensation Committee set the payout range for each of these performance measures from zero to 150% of the related target levels. The following table sets forth the threshold, target, and maximum levels of performance required to fund award payments at 25%, 100%, and 150%, respectively, of the pre-established target levels.

		Threshold Performance		Target Performance	Maximum Performance
Performance Achievement	<80%	80%		100%	125%
Company Payout Factor	0	25	%(1)	100%	150	%(1)

(1)	The 2012 ICP payout formula incorporated three slopes; 80-89.9% performance carried a 3.75:1 reduction; 90-99.9% performance carried a 2:1 reduction and achievement above 100% would result in a 2:1 increase.

As illustrated by the preceding table, to the extent that the Company’s actual revenue and adjusted operating income for fiscal 2012 did not meet or exceed the threshold performance level, then the Fiscal 2012 ICP would not be funded and no award payments would be made.

Individual Performance Objectives – CEO

The Compensation Committee established our CEO’s individual performance objectives, which included developing new business opportunities, improving operational performance by reducing inventory, improving customer satisfaction (with an emphasis on on-time delivery) and increasing investor relations activities. Each of these individual performance objectives was set by the Compensation Committee at a level intended to be difficult to achieve and our CEO was not expected to achieve his individual performance objectives with average or below average performance.

Individual Performance Objectives – Other Named Executive Officers

The Compensation Committee approved individual performance objectives for each of the other Named Executive Officers based on the recommendations of our CEO. These performance objectives were related to the specific function or business segment for which each Named Executive Officer was responsible. Mr. Spencer’s individual performance objectives were improving financial management reporting, defining an enterprise-wide information technology strategy and improving operational performance by reducing inventory. Messrs. Armstrong’s and Scharre’s individual performance objectives were structured around new product introduction and improving operational performance by reducing inventory. Mr. Dewar’s individual performance objectives were structured around growth in revenue, bookings and contract services. Each such Named Executive Officer had an additional individual performance objective tied to corporate performance based on achievement of the same corporate performance objectives described above. Each of these individual performance objectives was formulated by our CEO and approved by the Compensation Committee at a level intended to be difficult to achieve and the Named Executive Officers were not expected to achieve their individual performance objectives with average or below average performance.

Fiscal 2012 Cash Incentive Award Decisions

Corporate Performance

Award decisions were made based on the Company’s actual performance during the first half of fiscal 2012, in the case of the mid-year award, and during the entire fiscal year, in the case of the end-of-the-year award, and each Named Executive Officer’s performance as measured against his individual performance objectives. If the Company met or exceeded the threshold performance levels established for the corporate performance measures for the relevant period, then the fiscal 2012 ICP would be funded for that period. The award payment for the first-half of fiscal 2012 was contingent on achievement of at least 90% of each financial performance measure for the first half of the year; with a maximum Company Payout Factor limit of 30%. The award payment for the end-of the year payout was determined on plan achievement for the full fiscal year as follows:

	Revenue		Operating Income
Fiscal 2012 ICP Target	$240.0m		$30.5m
Fiscal 2012 ICP Actual	$237.7m		$26.0m
Plan Achievement	99.0%		85.2%
Overall Plan Achievement		92.1%
Variable Plan Slope (1)		-15.8%
Company Performance Factor		84.2%

(1)	Based on fiscal year performance the 2:1 reduction slope was applied; 7.9% below target resulted in a reduction of 15.8%.

Once funding has been established, the Compensation Committee determines award payments for each of the Named Executive Officers. Among other factors, the Compensation Committee considers the recommendations of our CEO (other than with respect to his own award), which were based on his assessment of each executive officer’s performance against his individual performance objectives for the fiscal year. The Compensation Committee considered our CEO’s recommendations and exercised its own judgment to determine the final individual achievement percentage that determined each Named Executive Officer’s award payment. In the case of our CEO’s award payment, the Compensation Committee determined the appropriate award amount for our CEO based on its assessment of his performance against his individual performance objectives for the fiscal year.

Individual Performance – CEO

In August 2012 the Compensation Committee reviewed the individual performance of our CEO against his individual performance objectives which included developing new business opportunities, improving operational performance by reducing inventory, improving customer satisfaction (with an emphasis on on-time delivery) and increasing investor relations activities. The Compensation Committee determined that our CEO achieved his individual performance objectives at an overall 87.5% level. Our CEO had strong performance in developing new business opportunities, improving customer satisfaction and investor relations; and in improving operational performance.

Individual Performance – Other Named Executive Officers

In August 2012 with input from our CEO, the Compensation Committee reviewed the individual performance of each of the other Named Executive Officers. The Compensation Committee determined that Mr. Spencer had achieved his individual performance objectives at an overall 88.0% level, based upon improved financial reporting and operational performance and developing a new information technology strategy. The Compensation Committee determined that Messrs. Armstrong’s and Scharre’s individual performance objectives were achieved at overall 78.0% and 83.0% levels, respectively, based upon the achievement of new product development milestones and introductions and reducing inventory. The Compensation Committee determined that Mr. Dewar’s individual performance objectives were achieved at an overall 91.0% level, based upon his achievement in growing revenue, bookings and contract services.

The mid-year cash incentive award payments for the Named Executive Officers for fiscal 2012 were as follows:

Named Executive Officer	Fiscal Year Cash Incentive Award Target as of Payout		First Half of Fiscal Year Company Performance Factor (2)	First Half of Fiscal Year Company Performance Factor Weighting	First Half of Fiscal Year Cash Incentive Award Payment (3)
Mr. Côté	$450,000	(1)	29.4%	80.0%	$105,840
Mr. Spencer	$159,500	(1)	29.4%	80.0%	$37,514
Mr. Armstrong	$154,000		29.4%	80.0%	$36,221
Mr. Dewar	$162,000		29.4%	80.0%	$38,102
Dr. Scharre	$148,500		29.4%	80.0%	$34,927

(1)	The payout occurred in February 2012; prior to base salary increases.

(2)	The first half company performance factor was determined by the Company’s achievement of 98% against first half target performance and the 30% maximum factor cap established for the mid-year ICP payout.

(3)	The Compensation Committee did not assess progress towards the Named Executive Officers’ individual performance objectives for the first half of fiscal 2012, basing its award decisions solely on Company performance.

The fiscal year cash incentive award payments for the Named Executive Officers for fiscal 2012 (including both the mid-year and end-of-the-year award payments) were as follows:

Named Executive Officer	Fiscal Year Cash Incentive Award Target as of Payout	Fiscal Year Company Performance Factor (80% Weighting)	Fiscal Year Individual Performance Factor (20% Weighting) (1)	Fiscal Year Cash Incentive Award Payment (1)
Mr. Côté	$475,000	$319,960	$83,125	$403,085
Mr. Spencer	$165,000	$111,144	$29,040	$140,184
Mr. Armstrong	$154,000	$103,734	$24,024	$127,758
Mr. Dewar	$162,000	$109,123	$29,484	$138,607
Dr. Scharre	$148,500	$100,030	$24,651	$124,681

(1)	Annual cash incentive award payments disclosed includes the first half of fiscal year cash incentive award payment set forth in the preceding table. The second half of fiscal year cash incentive award payment for Messrs. Côté, Spencer, Armstrong and Dewar and Dr. Scharre were $297,245, $102,670, $91,537, $100,505, and $89,754, respectively.

Long-Term Equity Awards

Equity compensation serves a critical role in our executive compensation program and is a key link between the interests of the Named Executive Officers and the long-term interests of our stockholders. We use equity compensation to motivate the Named Executive Officers to deliver business results that increase the market price of the Company’s common stock. Typically, equity awards, in the form of stock options and/or restricted stock awards, are granted at the commencement of employment and, thereafter, annually or from time to time following a significant change in job responsibilities or to meet other specific retention objectives.

The size of a Named Executive Officer’s equity award is based primarily on the individual’s performance, responsibilities and position with the Company, as well as on a review of the Named Executive Officer’s current outstanding vested and unvested stock options and restricted stock awards and the equity grant practices of similarly-situated executives in the Peer Group. The Compensation Committee also takes into consideration the Company’s overall stock usage for equity awards and the potential dilutive effect on the Company’s stockholders in determining the size of Named Executive Officers’ equity awards.

The Committee grants one half of the equity value in stock options and the other half in restricted stock awards. The restricted stock awards are a mix of the time-based vesting (over four years) and performance-based vesting (for FY12 performance).

In October 2011 in connection with our annual long-term equity incentive award grants and to encourage each of the Named Executive Officers to hold a long-term ownership interest in the Company, the Compensation Committee recommended, and our Board of Directors approved, the grant of stock options and restricted stock awards to the Named Executive Officers. The Compensation Committee based the size of these awards on an analysis provided by Compensia relating to equity grant practices in the Peer Group, the recommendations made by our CEO for each Named Executive Officer (other than with respect to his own award), and the factors described above. The stock options were granted with an exercise price of $5.13 per share and a four-year vesting schedule, with 25% of the shares subject to the options vesting on the first anniversary of the date of grant, and the remainder vesting in monthly increments over the following three years. The restricted stock awards also vest over four years, at the rate of 25% on each of the first four anniversaries of the date of grant. The equity awards granted to the Named Executive Officers, effective as of November 2, 2011, were as follows:

Named Executive Officer	Number of Shares Underlying Stock Option Grant	Number of Shares Underlying Restricted Stock Award
Mr. Côté	180,000	40,000
Mr. Spencer	50,000	10,000
Mr. Armstrong	60,000	10,000
Mr. Dewar	45,000	10,000
Dr. Scharre	45,000	10,000

Additionally, the Committee adopted an equity incentive program under which Named Executive Officers were eligible to receive grants of restricted stock based upon the performance of the Company measured against the Company performance factor described above for the Fiscal 2012 Cash Incentive Award program. Under the equity incentive program, each Named Executive Officer was provided a target number of shares of restricted stock that would be issued upon the Compensation Committee’s certification of a Company Performance Factor of 100%. Underachievement of the Company performance goals would reduce the number of shares of restricted stock to be issued by a factorof 2 to 1 using the Company Performance Factor described for the Fiscal 2012 Cash Incentive Award program above.

In August 2012, the Compensation Committee certified the Company performance factor at 84.2% and each Named Executive Office was granted 84.2% of the target number of restricted stock under the program. The table below details the awards under the program:

Named Executive Officer	Target PBRS	Company Performance Factor	Shares Granted (1)
Mr. Côté	40,000	84.2%	33,680
Mr. Spencer	10,000	84.2%	8,420
Mr. Armstrong	10,000	84.2%	8,420
Mr. Dewar	10,000	84.2%	8,420
Dr. Scharre	10,000	84.2%	8,420

(1)	Half the shares of the Company’s common stock subject to these awards vest in November, 2012 and the remaining half vest in November, 2013. The Compensation Committee established this time-based vesting based upon market competitive practices.

Health, Welfare, and Other Benefits; Perquisites

The Named Executive Officers are eligible to participate in our employee benefit plans, which are generally provided for all full-time employees, including a tax-qualified Section 401(k) savings plan. We currently match any contributions made to the Section 401(k) plan by our employees, including our executive officers, up to a maximum of 50% of the first 3% of compensation contributed by the employee to the plan. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.

In addition, we provide other benefits to the Named Executive Officers on the same basis as all of our full-time employees in the country in which they are resident. These benefits include group health (medical, dental, and vision) insurance, and group life insurance.

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, except as described in the preceding paragraphs, we do not provide any perquisites or other personal benefits to our executive officers, including the Named Executive Officers.

Employment Agreements

We have not entered into written employment arrangements with any of our Named Executive Officers other than our CEO, whose initial terms and conditions of employment are set forth in a written employment offer letter. The negotiation of this employment offer letter was undertaken on our behalf by the Compensation Committee and approved by our Board of Directors. The Compensation Committee decided to use a written agreement to document the terms and conditions of our CEO’s employment, set forth the rights and responsibilities of the parties and protect both the Company’s and the CEO’s interests in the event of a termination of employment by providing for certain payments and benefits upon specific termination events and by prohibiting the CEO from engaging directly or indirectly in competition with us, recruiting or soliciting any of our employees, diverting our customers to a competitor, or disclosing our confidential information or business practices.

Our CEO’s employment offer letter, which is dated July 17, 2009, provided for an initial base salary, an annual cash incentive award opportunity, and an equity award in the form of a stock option to purchase shares of the Company’s common stock. We subsequently increased the CEO’s base salary and annual cash incentive award opportunity and, as of the end of our fiscal 2012, the CEO’s base salary was $475,000 and his annual cash incentive award opportunity was 100% of base salary. The employment offer letter also provides our CEO with certain protections in the event of his termination of employment under specified circumstances, including following a change in control of the Company. For a summary of the material terms and conditions of these provisions, see “Change in Control and Termination-Based Compensation – Our CEO” below.

Change in Control and Termination-Based Compensation

Each of the Named Executive Officers is eligible to receive certain payments and benefits in the event of a termination of employment under specified circumstances, including following a change in control of the Company. The severance benefits and payments to which our Named Executive Officers are entitled are described in more detail below.

Our CEO

Our CEO’s employment offer letter provides that, in the event of his termination of employment by us without cause prior to or more than 12 months after a change in control of the Company, he will continue to receive his annual base salary for a period of nine months and continued health, dental, and life insurance coverage until the earlier of nine months following such termination of employment or the date that he and his dependents are covered by comparable plans by another employer.

The following table describes the potential payments and benefits that would have been triggered by a termination of Mr. Côté’s employment absent a change in control, by the Company without cause, in each case assuming his employment had been terminated on July 1, 2012:

Name	Salary	Payment of COBRA	Accrued Vacation	Total
Dave Côté (1)	$356,250	$15,392	$42,969	$414,611

(1)	For this table, the salary is for nine months based on the above agreement terms which is calculated using monthly salary based on annual salary for fiscal 2012 times the number of months; COBRA payments are calculated using fiscal 2012 plan participation rates times number of months; and accrued vacation is taken from calculations based on the Company policy for vacation accrual for fiscal 2012.

Our CEO’s employment offer letter also provides that, in the event of his termination of employment by us without cause or his resignation of his position for good reason within 12 months after a change in control of the Company, he will continue to receive his annual base salary for a period of 12 months, his target annual cash incentive award opportunity for the year of termination, accelerated vesting of 100% of the unvested shares of common stock subject to his outstanding equity awards, and will receive Company-subsidized health, dental, and life insurance coverage until the earlier of 12 months following such termination of employment or the date that he and his dependents are covered by comparable plans by another employer.

The following table describes the potential payments and benefits that would have been triggered by a termination of Mr. Côté’s employment following a change in control, by the Company without cause or by Mr. Côté for good reason, in each case assuming his employment had been terminated on July 1, 2012:

Name	Salary	Bonus	Payment of COBRA	Accrued Vacation	Equity Acceleration	Total
Dave Côté (1)(2)	$475,000	$475,000	$20,523	$42,969	$1,285,025	$2,298,517

(1)	For this table, the salary is for twelve months based on the above agreement terms which is calculated using monthly salary based on annual salary for fiscal 2012 times the number of months; COBRA payments are calculated using fiscal 2012 plan participation rates times number of months; and accrued vacation is taken from calculations based on the Company policy for vacation accrual for fiscal 2011.
(2)	For this table, the equity acceleration for stock options is equal to the excess of our closing trading price of $5.99 on July 1, 2012, over the exercise price of the option, multiplied by the number of shares which would have become vested and exercisable. For restricted stock, the equity acceleration is equal to our closing trading price of $5.99 on July 1, 2012, multiplied by the number of shares which would have become vested.

Messrs. Spencer and Armstrong

We have entered into similar executive severance benefits agreements with each of Messrs. Spencer and Armstrong. These severance benefits agreements each provide that, in the event of Messrs. Spencer’s or Armstrong’s termination of employment by us without cause or by virtue of a constructive termination of employment prior to or more than 12 months after a change in control of the Company, Messrs. Spencer or Armstrong will (1) continue to receive his annual base salary for a period of six, nine, or 12 months (depending on the length of his employment with the Company), (2) receive his target annual cash incentive award opportunity for the year of termination, prorated by six, nine, or 12 months (depending on the length of his employment with the Company), and (3) receive Company-subsidized health benefits for him and his dependents for six, nine, or 12 months (depending on the length of his employment with the Company) or earlier expiration of the COBRA benefits continuation period.

The following table describes the potential payments and benefits that would have been triggered by a termination of the above officers’ employment absent a change in control, by the Company without cause or by the officer for good reason, in each case assuming his or her employment had been terminated on July 1, 2012:

Name	Salary	Bonus	Perquisites and Benefits	Accrued Vacation	Total
Justin R. Spencer (1)	$300,000	$165,000	$17,028	$13,134	$495,162
James Armstrong (1)	280,000	154,000	20,379	3,270	457,649

(1)	For this table, the salary is for twelve months based on the above agreement terms which is calculated using monthly salary based on annual salary for fiscal 2012 times the number of months; COBRA payments are calculated using fiscal 2012 plan participation rates times number of months; and accrued vacation is taken from calculations based on the Company policy for vacation accrual for fiscal 2012.

These executive severance benefits agreements with Messrs. Spencer and Armstrong also provide for certain severance payments following a change in control of the Company. The agreements provide that, in the event of Messrs. Spencer or Armstrong’s termination of employment by us without cause or by virtue of a constructive termination of employment within 12 months after a change in control of the Company, Messrs. Spencer or Armstrong will (1) continue to receive his annual base salary for a period of 12 months, (2) receive a lump sum cash payment in the amount of (a) his target annual cash incentive award opportunity for the fiscal year during which the termination of employment occurs prorated by the portion of the fiscal year that he was employed by the Company plus (b) the full target annual cash incentive award opportunity for such fiscal year, (3) have the vesting accelerated for 100% of the unvested shares of common stock subject to his outstanding equity awards, and (4) receive Company-subsidized health benefits for him and his dependents for 12 months or earlier expiration of the COBRA benefits continuation period.

The following table describes the potential payments and benefits that would have been triggered by a termination of the above officers’ employment following a change in control, by the Company without cause or by the officer for good reason, in each case assuming his or her employment had been terminated on July 1, 2012:

Name	Salary	Bonus	Perquisites and Benefits	Accrued Vacation	Equity Acceleration	Total
Justin R. Spencer (1)(2)	$300,000	$165,000	$17,028	$13,134	$628,088	$1,123,250
James Armstrong (1)(2)	280,000	154,000	20,379	3,270	473,958	931,607

(1)	For this table, the salary is for twelve months based on the above agreement terms which is calculated using monthly salary based on annual salary for fiscal 2012 times the number of months; COBRA payments are calculated using fiscal 2012 plan participation rates times number of months; and accrued vacation is taken from calculations based on the Company policy for vacation accrual for fiscal 2012.

(2)	For this table, the equity acceleration for stock options is equal to the excess of our share price of $5.99 on July 1, 2012, over the exercise price of the option, multiplied by the number of shares which would have become vested and exercisable. For restricted stock, the equity acceleration is equal to our share price of $5.99 on July 1, 2012, multiplied by the number of shares which would have become vested.

Mr. Dewar and Dr. Scharre

We have entered into similar executive severance benefits agreements with each of Mr. Dewar and Dr. Scharre. Each severance benefits agreements each provides that, in the event of Mr. Dewar’s or Dr. Scharre’s termination of employment by us without cause or by virtue of a constructive termination of employment prior to or more than 12 months after a change in control of the Company, Mr. Dewar or Dr. Scharre will (1) continue to receive his annual base salary for a period of nine months and (2) receive Company-subsidized health benefits for him and his dependents for nine months or earlier expiration of the COBRA benefits continuation period.

The following table describes the potential payments and benefits that would have been triggered by a termination of the above officers’ employment absent a change in control, by the Company without cause or by the officer for good reason, in each case assuming his or her employment had been terminated on July 1, 2012:

Name	Salary	Payment of COBRA	Accrued Vacation	Total
Dr. Daniel Scharre (1)	$202,500	$15,392	$15,402	$233,294
Juan Gutierrez Dewar (1)	202,500	15,392	25,930	243,822

(1)	For this table, the salary is for nine months based on the above agreement terms which is calculated using monthly salary based on annual salary for fiscal 2012 times the number of months; COBRA payments are calculated using fiscal 2012 plan participation rates times number of months; and accrued vacation is taken from calculations based on the Company policy for vacation accrual for fiscal 2012.

The executive severance benefits agreements with Mr. Dewar and Dr. Scharre also provide for certain severance payments following a change in control of the Company. The agreements provide that, in the event of Mr. Dewar’s or Dr. Scharre’s termination of employment by us without cause or by virtue of a constructive termination of employment within 12 months after a change in control of the Company, Mr. Dewar or Dr. Scharre will (1) continue to receive his annual base salary for a period of 12 months, (2) receive his target annual cash incentive award opportunity for the fiscal year during which the termination of employment occurs, (3) have the vesting accelerated for all or a portion of the unvested shares of common stock subject to his outstanding equity awards (depending on whether the termination of employment occurs before or after the second anniversary of his employment start date), and (4) receive Company-subsidized health benefits for him and his dependents for 12 months or earlier expiration of the COBRA benefits continuation period.

The following table describes the potential payments and benefits that would have been triggered by a termination of the above officers’ employment following a change in control, by the Company without cause or by the officer for good reason, in each case assuming his or her employment had been terminated on July 1, 2012:

Name	Salary	Bonus	Payment of COBRA	Accrued Vacation	Equity Acceleration	Total
Dr. Daniel Scharre (1)(2)	$270,000	$148,500	$20,523	$15,402	$172,153	$626,578
Juan Gutierrez Dewar (1)(2)	270,000	162,000	20,523	25,930	124,491	602,944

(1)	For this table, the salary is for twelve months based on the above agreement terms which is calculated using monthly salary based on annual salary for fiscal 2012 times the number of months; COBRA payments are calculated using fiscal 2012 plan participation rates times number of months; and accrued vacation is taken from calculations based on the Company policy for vacation accrual for fiscal 2012.

(2)	For this table, the equity acceleration for stock options is equal to the excess of our share price of $5.99 on July 1, 2012, over the exercise price of the option, multiplied by the number of shares which would have become vested and exercisable. For restricted stock, the equity acceleration is equal to our share price of $5.99 on July 1, 2012, multiplied by the number of shares which would have become vested.

We believe that the change in control and severance protections described above assisted us in attracting these individuals to join the Company. We also believe that these protections serve our executive retention objectives by helping the Named Executive Officers maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event that there is a potential transaction that could involve a change in control of the Company. The terms of these agreements were determined after review by the Compensation Committee and our Board of Directors of an analysis of relevant market data based on the severance and change in control benefits provided to executives in the Peer Group.

Other Compensation Policies

Equity Ownership Policy

We believe that the Named Executive Officers should own and hold shares of the Company’s common stock to further align their interests and actions with the interests of our stockholders. The Named Executive Officers are expected to own and hold 50% of the number of shares of the Company’s common stock that constitute their annual equity award. Stock ownership levels are to be achieved by each Named Executive Officer within five years of the date of adoption of these guidelines (which was August 2006), or five years of his first annual equity award as an executive officer. Until this ownership level is achieved, each Named Executive Officer is encouraged to retain at least 10% of the net shares obtained through his participation in the Company’s stock incentive plans.

Shares of the Company’s common stock that count toward the satisfaction of this policy include: shares owned outright by the Named Executive Officer or his immediate family members who share the same household, restricted stock where the restrictions have lapsed, shares acquired upon the exercise of stock options, and shares purchased in the open market in compliance with the law and the Company’s trading policies. Failure to comply with this policy will result in a Named Executive Officer’s ineligibility for any additional equity awards until such time as he is in compliance.

Equity Award Grant Practices

The Compensation Committee approves all equity awards granted to our executive officers and other employees, except for non-executive, new hire grants. Our current practice is for the Compensation Committee to review and approve annual equity awards for the Named Executive Officers at its November meeting, with these awards effective on the later of that date, or, if applicable, two days after the release of the Company’s earnings results for its first fiscal quarter. The Compensation Committee approves target level for performance-based awards in November will any shares issued thereunder granted the following August. Awards must be made subject to an annual equity pool approved by our Board of Directors, which for fiscal 2012 was approximately 2.4 million shares of the Company’s common stock. Management is required to provide quarterly tracking updates to the Compensation Committee regarding the Company’s equity use.

All equity awards to our executive officers are made under the Company’s stockholder-approved stock plans. The per share exercise price of stock options cannot be less than the closing sale price of a share of the Company’s common stock on the NASDAQ Stock Market on the date of grant.

Compensation Recovery Policy

Currently, we have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. However, we intend to adopt a general compensation recovery (“clawback”) policy covering our annual and long-term incentive award plans and arrangements once the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Derivatives Trading and Hedging Policy

In fiscal 2012, our Board of Directors adopted a policy regarding the trading of derivatives or the hedging of our equity securities by our employees, including the Named Executive Officers, and directors. This policy provides that all employees (including executive officers) and member of our Board of Directors are prohibited from engaging in certain forms of hedging or monetization transactions, such as zero-cost collars and forward sales contracts, that allow the employee or director to continue to own the covered securities, but without the full risks and rewards of ownership.

In addition to the foregoing, our executive offers and members of our Board of Directors are prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a deduction for federal income tax purposes to any publicly-traded corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer and each of the three other most highly-compensated executive officers (other than its chief financial officer). Generally, remuneration in excess of $1 million may be deducted if, among other things, it qualifies as “performance-based compensation” within the meaning of the Code. In this regard, the compensation income realized upon the exercise of stock options granted under a stockholder-approved stock option plan generally will be deductible so long as the options are granted by a committee whose members are outside directors and certain other conditions are satisfied.

The Compensation Committee seeks to qualify the variable compensation paid to the covered executive officers for the “performance-based compensation” exemption from the deduction limit under Section 162(m) when it believes such action is in the best interests of the Company. In approving the amount and form of compensation for our executive officers, the Compensation Committee considers all elements of the cost to us of providing such compensation, including the potential impact of the Section 162(m) deduction limit. However, the Compensation Committee reserves the discretion, in its judgment, to authorize compensation payments that do not comply with an exemption from the deduction limit when it believes that such payments are appropriate to attract and retain executive talent.

Taxation of Nonqualified Deferred Compensation

Section 409A of the Internal Revenue Code requires that amounts that qualify as “nonqualified deferred compensation” satisfy requirements with respect to the timing of deferral elections, timing of payments, and certain other matters. Generally, the Compensation Committee intends to administer our executive compensation program and design individual compensation components, as well as the compensation plans and arrangements for our employees generally, so that they are either exempt from, or satisfy the requirements of, Section 409A. From time to time, we may be required to amend some of our compensation plans and arrangements to ensure that they are either exempt from, or compliant with, Section 409A.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Internal Revenue Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We are not obligated to provide any Named Executive Officer with a “gross-up” or other reimbursement payment for any tax liability that he may owe as a result of the application of Sections 280G or 4999 in the event of a change in control of the Company.

Accounting for Stock-Based Compensation

The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of stock-based compensation awards. Among other things, ASC Topic 718 requires companies to measure and record the compensation expense for all share-based payment awards made to our employees and directors, including stock options and restricted stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though the Named Executive Officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their share-based payment awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award (which, generally, will correspond to the award’s vesting schedule).

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this Proxy Statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended July 1, 2012. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

By the Members of the Compensation Committee

Elizabeth A. Fetter, Chair

James A. Chiddix

Richard Oliver

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board is currently composed of non-employee directors Elizabeth A. Fetter, Chair, James A. Chiddix and Richard Oliver. No interlocking relationship exists between the Board and the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has had one or more executive officers serving as a member of the Company’s Board of Directors or the Compensation Committee.

The following table shows compensation information for the fiscal years 2012, 2011 and 2010 for the Named Executive Officers.

Summary Compensation Table for Fiscal 2012

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Dave G. Côté (5)	2012	455,769	—	400,140	442,116	403,085	3,675	1,704,785
CEO & Director	2011	458,654	—	311,500	620,662	202,500	3,942	1,597,258
	2010	398,077	—	—	2,188,509	404,000	5,242	2,995,828

Justin R. Spencer (6)	2012	292,308	—	100,035	122,810	140,184	3,774	659,111
CFO & Secretary	2011	295,577	—	93,450	124,132	61,184	4,368	578,711
	2010	290,000	—	99,666	213,321	130,200	6,893	740,080

James Armstrong	2012	280,000	—	100,035	147,372	127,758	3,723	658,888
Executive Vice President & CTO	2011	285,385	—	93,450	124,132	59,998	4,326	567,291
	2010	280,000	—	161,957	165,916	125,100	6,677	739,650

Daniel Scharre	2012	270,000	—	100,035	110,529	124,681	3,718	608,963
Executive Vice President & General Manager	2011	270,865	—	93,450	149,978	58,747	4,970	578,010

Juan Gutierrez Dewar	2012	270,000	—	100,035	110,529	138,607	3,766	622,937
Executive Vice President Global Sales and Support	2011	275,192	—	93,450	124,132	58,313	5,306	556,393

(1)	These amounts reflect the value for accounting purposes for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by vesting in restricted stock). This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the Note 6 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended July 1, 2012, filed with the SEC on September 12, 2012. In addition, in determining the value of restricted stock grants that the Named Executive Officers became entitled to under the equity incentive program based on fiscal 2012 performance, the Company assumed a 95% probability of achieving the underlying performance goals. The maximum grant date fair value of the awards that could have been granted under the program was $256,500 for Messrs. Côté and $64,125 for each of Messrs. Spencer and Armstrong, Dr. Scharre and Mr. Dewar, respectively, based upon an 125% Company performance factor.

(2)	These amounts reflect the value for accounting purposes for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options). This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the fiscal years ended July 1, 2012, July 3, 2011, and June 27, 2010 for stock options granted to each of the Named Executive Officers in the applicable fiscal year. The assumptions used in the valuation of these awards are set forth in the Note 6 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended July 1, 2012, filed with the SEC on September 12, 2012.

(3)	First half ICP awards earned for 2012 were paid out in February 2012 and second half ICP awards were paid out in August 2012 to all executives who were eligible to participate in the ICP.

(4)	Amounts for fiscal 2012 are solely for 401(k) employer contribution matches for each Named Executive Officer.

(5)	The salary for Mr. Cote reflects an increase of $25,000 effective April 2012 for 12 weeks in FY 12.

(6)	The salary for Mr. Spencer reflects an increase of $10,000 effective April 2012 for 12 weeks in FY 12.

Grants of Plan-Based Awards

The following table shows all plan-based awards granted to the Named Executive Officers during the fiscal year ended July 1, 2012. The option awards and the unvested portion of the stock awards identified in the table below are also reported in the Outstanding Equity Awards at fiscal 2012 Year-End Table on the following page. The option awards which were granted prior to fiscal 2011 vest 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 50% on the third anniversary of grant date. All option awards which were granted to employees from fiscal 2011 vest 25% on the first anniversary of the grant date and the remaining shares will vest in monthly increments over the three years and stock awards which were granted in fiscal 2012 vest 25% annually on each anniversary of the grant date. In addition, awards are subject to acceleration of vesting as noted under “Employment Agreements.”

Grants of Plan-Based Awards For Fiscal 2012

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2), (3)			Estimated Possible Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of Stock (#)	Options (#)	Awards ($/share)	Awards ($) (1)
Dave G. Côté	11/02/2011								180,000	—	442,116
	11/02/2011							40,000		5.13	205,200
	11/02/2011				32,000	40,000	50,000			5.13	194,940
		—	475,000	712,500
Justin R. Spencer	11/02/2011								50,000	—	122,810
	11/02/2011							10,000		5.13	51,300
	11/02/2011				8,000	10,000	12,500			5.13	48,735
		75,000	165,000	225,000
James Armstrong	11/02/2011								60,000	—	147,372
	11/02/2011							10,000		5.13	51,300
	11/02/2011				8,000	10,000	12,500			5.13	48,735
		70,000	154,000	210,000
Daniel Scharre	11/02/2011								45,000	—	110,529
	11/02/2011							10,000		5.13	51,300
	11/02/2011				8,000	10,000	12,500			5.13	48,735
		67,500	148,500	202,500
Juan Gutierrez Dewar	11/02/2011								45,000	—	110,529
	11/02/2011							10,000		5.13	51,300
	11/02/2011				8,000	10,000	12,500			5.13	48,735
		67,500	162,000	202,500

(1)	These amounts reflect the grant date fair value for accounting purposes for these awards and do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options or by vesting in a restricted stock award). The value of a stock award or option award is based on the fair value as of the grant date of such award determined pursuant to FASB ASC Topic 718. For additional information on the valuation assumptions underlying the grant date fair value of these awards, see Note 6 of our financial statements in our Form 10-K for the year ended July 1, 2012, as filed with the SEC. In addition, in determining the value of restricted stock grants that the Named Executive Officers became entitled to under the equity incentive program based on fiscal 2012 performance, the Company assumed a 95% probability of achieving the underlying performance goals. The actual grant date fair value of the restricted stock awards granted under the program was $194,940, $48,735, $48,735, $48,735 and $48,735 for Messrs. Côté, Spencer and Armstrong, Dr. Scharre and Mr. Dewar, respectively, based upon an 84.2% Company performance factor and a grant date of November 2, 2011.

(2)	Amounts in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column relate to amounts payable under the Fiscal 2012 Incentive Compensation Plan for our Named Executive Officers. The threshold column assumes the achievement of either the corporate or other performance goals at the threshold level. The target column assumes the target achievement for both corporate and other performance goals. The maximum column assumes the maximum achievement for both corporate and other performance goals. The Compensation Committee set the payout range from zero to 140% based on the percentage performance achievement. Amounts are calculated using base salary paid for fiscal year 2012, including any salary adjustments.

(3)	The target bonus amount can be calculated by multiplying the base salary of each Named Executive Officer times the target participation rate of such executive as set forth in the “Annual Cash Incentive Awards” section above. Mr. Cote’s bonus participation rate is 100% of base salary, Mr. Dewar’s bonus participation rate is 60% and the remaining Named Executive Officers’ bonus participation rate is 55% of base salary.

(4)	Constitutes awards of restricted stock that may be earned under the Company’s equity incentive program. Shares of restricted stock issued to Named Executive Officers under the program in August 2012 vest 50% on each of November 2, 2012 and November 2, 2013. The threshold column assumes the achievement of revenue and operating income performance goals for the Company at the 80% level. The target column assumes the target achievement for both revenue and operating income performance goals for the Company at 100%. The maximum column assumes the maximum achievement for both revenue and operating income performance goals for the Company at 125%. The Compensation Committee set the payout range from 80% to 125% based on the percentage performance achievement.

Outstanding Equity Awards

The following table shows all outstanding equity awards held by the Named Executive Officers at the end of fiscal 2012, which ended on July 1, 2012.

Outstanding Equity Awards at Fiscal 2012 Year-End

	Option Awards (1)					Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Dave G. Côté	637,500	262,500	(2)	5.25	8/3/16
	83,333	116,667	(3)	6.23	10/29/17
	—	180,000	(4)	5.13	11/2/18
						37,500	(15)	224,625
						40,000	(16)	239,600	40,000	(19)	239,600
Justin R. Spencer	150,000	—		3.79	9/30/13
	58,125	31,875	(5)	4.57	11/6/16
	16,667	23,333	(6)	6.23	10/29/17
	—	50,000	(7)	5.13	11/2/18
						11,250	(17)	67,388
						10,000	(18)	59,900	10,000	(19)	59,900
James Armstrong	50,000			3.94	2/4/13
	77,000	—		4.78	8/25/13
	45,208	24,792	(8)	4.57	11/6/16
	16,667	23,333	(6)	6.23	10/29/17
	—	60,000	(9)	5.13	11/2/18
						11,250	(17)	67,388
						10,000	(18)	59,900	10,000	(19)	59,900
Daniel Scharre	35,208	29,792	(10)	5.54	4/19/17
	16,042	18,958	(11)	5.01	8/2/17
	8,333	11,667	(12)	6.23	10/29/17
	—	45,000	(13)	5.13	11/2/18
						11,250	(17)	67,388
						10,000	(18)	59,900	10,000	(19)	59,900
Juan Gutierrez Dewar	58,333	41,667	(14)	6.28	3/1/17
	16,667	23,333	(6)	6.23	10/29/17
	—	45,000	(13)	5.13	11/2/18
						11,250	(17)	67,388
						10,000	(18)	59,900	10,000	(19)	59,900

(1)	Options and unvested stock awards held by Named Executive Officers are subject to acceleration of vesting pursuant to agreements between the Company and each Named Executive Officer as described under “Employment Agreements.” For Stock Awards, market value is based on the closing price of our common stock of $5.99on July 1, 2012, as reported on The NASDAQ Stock Market LLC.

(2)	The option was granted on August 13, 2009. 225,000 shares vested on August 3, 2010 and 206,250 shares vested monthly in FY 2011 and FY 2012 for each. Remainder of shares will vest in monthly increments over the next 14 months subject to continuing service with the Company.

(3)	The option was granted on October 29, 2010. 50,000 shares vested on October 29, 2011and 33,333 shares vested monthly in FY 2012 for eight months. Remainder of shares will vest in monthly increments over the following 28 months subject to continuing service with the Company.

(4)	The option was granted on November 2, 2011. 45,000 shares will vest on November 2, 2012. Remainder of shares will vest in monthly increments over the following three years subject to continuing service with the Company.

(5)	The option was granted on November 6, 2009. 22,500 shares vested on November 6, 2010 and 13,125 vested monthly for 7 months in fiscal 2011 and 22,500 vested for 12 months in fiscal 2012. Assuming continued employment with the Company, rest will vest in monthly increments over the next 17 months.

(6)	The option was granted on October 29, 2010. 10,000 shares vested on October 29, 2011and 6,667 shares vested monthly in FY 2012 for eight months; and remainder of shares will vest in monthly increments over the following 28 months subject to continuing service with the Company.

(7)	The option was granted on November 2, 2011. 12,500 shares will vest on November 2, 2012. Remainder of shares will vest in monthly increments over the following three years subject to continuing service with the Company.

(8)	The option was granted on November 6, 2009. 17,500 shares vested on November 6, 2010. 10,208 shares vested monthly for seven months in fiscal 2011 and 17,500 shares vested for 12 months in fiscal 2012. Assuming continued employment with Symmetricom, remainder will vest in monthly increments over the next 17 months.

(9)	The option was granted on November 2, 2011. 15,000 shares will vest on November 2, 2012. Remainder of shares will vest in monthly increments over the following three years subject to continuing service with the Company.

(10)	The option was granted on May 7, 2010. 16,250 shares vested on April 19, 2011 (vesting schedule effective on his hiring date, April 19, 2010 with the Company) and 2,708 shares vested monthly for two months in fiscal 2011 and 16,250 shares vested for 12 months in fiscal 2012. Remainder of shares will vest in monthly increments over the following 22 months subject to continuing service with the Company.

(11)	The option was granted on August 17, 2010. 8,750 shares vested on August 2, 2011 (vest schedule to be effective on August 2, 2010 on his promotion date) and 7,292 shares vested monthly for 10 months in fiscal 2012. Remainder of shares will vest in monthly increments over the following 26 months subject to continuing service with the Company.

(12)	The option was granted on October 29, 2010. 5,000 shares vested on October 29, 2011 and 3,333 shares vested for eight months in fiscal 2012; and remainder of shares will vest in monthly increments over the following 28 months subject to continuing service with the Company.

(13)	The option was granted on November 2, 2011. 11,250 shares will vest on November 2, 2012. Remainder of shares will vest in monthly increments over the following three years subject to continuing service with the Company.

(14)	The option was granted on April 8, 2010 as new hire grant and vesting effective March 1, 2010 which is the start date with the Company. 25,000 shares vested on March 1, 2011 and 8,333 shares vested monthly for three months in fiscal 2011. 25,000 shares vested for 12 months in fiscal 2012. Assuming continued employment with the Company, remainder will vest in monthly increments over the next 21 months.

(15)	The award was granted on October 29, 2010. 12,500 shares vested on October 29, 2011. 25% shares each will vest annually on the anniversary date of Grant thereafter.

(16)	The award was granted on November 2, 2011. 25% shares each will vest annually on the anniversary date of Grant.

(17)	The award was granted on October 29, 2010. 3,750 shares vested on October 29, 2011. 25% shares each will vest annually on the anniversary date of Grant thereafter.

(18)	The award was granted on November 2, 2011. 25% shares each will vest annually on the anniversary date of Grant.

(19)	Upon achievement of the applicable performance goals, the performance based awards convert to a number of shares of restricted stock based upon performance. Such restricted stock vests 50% each on November 2, 2012 and November 2, 2013 assuming continued employment with the Company. In August 2012, the Compensation Committee certified 84.2% achievement of the performance goals such that 84.2% of the number of shares set forth were issued to the executives as restricted stock.

Option Exercises and Stock Vested

The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by the Named Executive Officers during Fiscal 2012, which ended on July 1, 2012

Option Exercises and Stock Vested For Fiscal 2012

	Stock Options		Stock Awards
Name	Number of Shares Exercised (#)	Value Realized on Exercising ($) (2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Dave Côté			12,500	64,375
Justin R. Spencer	—	—	13,242	68,766
James Armstrong	30,000	39,865	19,174	99,672
Daniel Scharre			3,750	19,313
Juan Gutierrez Dewar			3,750	19,313

(1)	The value realized equals the closing trading price of our common stock on the vesting date, multiplied by the number of shares that vested.

(2)	The value realized equals the fair market value of our common stock on the exercise date, minus exercise price of the option, multiplied by number of shares for which option was exercised.

Nonqualified Deferred Compensation

We previously maintained the Deferred Compensation Plan (the “DCP”), which allowed eligible employees, including executive officers and members of our Board of Directors, to voluntarily defer receipt of a portion of their cash compensation on a pre-tax basis up to a maximum of 100% of base salary, bonus, or director fees until the date or dates elected by the participant, thereby allowing the participant to defer taxation on such amounts.

The DCP was discontinued in fiscal 2012 and no contributions are accepted with the exception of payments for fiscal 2012 which are made in fiscal 2012 period. Currently, our only Named Executive Officer who has not received a distribution of his account under the DCP is Mr. Spencer.

The following table shows Nonqualified Deferred Compensation information for Mr. Spencer for fiscal year 2012.

Nonqualified Deferred Compensation For Fiscal 2012

Name	Aggregate Earnings in Last Fiscal Year ($) (1)	Aggregate Balance at Last Fiscal Year End ($)
Justin R. Spencer	(7,423)	47,529

(1)	No portion of the earnings in this column is included in the Summary Compensation Table for the fiscal year ended July 1, 2012 because such earnings are not considered preferential or above market.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of July 1, 2012 with respect to compensation plans under which our equity securities are authorized for issuance. We have not issued any securities under equity compensation plans that have not been approved by our stockholders.

Equity Compensation Plan Information as of July 1, 2012

Plan category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation plans approved by security holders (1)	7,316,144	$5.54	2,889,455
Equity Compensation plans not approved by security holders	—	$—	—

Total	7,316,144	$5.54	2,889,455

(1)	As of September 7, 2012, the figures are 7,276,845, $5.55 and 2,642,814 respectively.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since the beginning of our fiscal year ended July 1, 2012, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer or holder of more than 5% of the Company’s capital stock or any member of their immediate families had or will have a direct or indirect material interest other than the compensatory transactions described above under “Compensation Discussion and Analysis.”

Policies and Procedures with Respect to Related Party Transactions

Our Audit Committee is responsible for reviewing and approving in advance any substantive related party transactions. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in the Audit Committee charter. A copy of the Audit Committee charter is accessible on our website at http://www.symmetricom.com, in the section titled, “Investor Relations” under the subsection titled, “Corporate Governance.”

To help identify related party transactions, each year, we submit and require our directors and officers to complete director and officer questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest.

In addition, our code of business conduct and ethics establishes the corporate standards of behavior for all our employees and officers, including the requirement to identify conflicts of interest. The code of conduct is available on our website at http://www.symmetricom.com, in the section titled, “Investors” under the subsection titled, “Charters and Policies.” Our code of conduct requires any employee, officer or director who becomes aware of a potential or actual conflict of interest to disclose it promptly to a supervisor or the chief executive officer or chief financial officer. In addition, our code of conduct requires any person who becomes aware of any departure from the standards in our code of conduct to report his or her knowledge promptly to their supervisor.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended July 1, 2012, which include the consolidated balance sheets of the Company as of July 3, 2011, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years for the period ended July 1, 2012, July 3, 2011 and June 27, 2010 and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Review and Discussion with Independent Registered Public Accounting Firm

The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by SAS 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from management and the Company including the matters in the written disclosures required by the Public Company Accounting Oversight Board and considered the compatibility of non-audit services with their independence.

The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls in connection with their audit procedures, and the overall quality of the Company’s financial reporting.

Conclusion

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form l0-K for the year ended July 1, 2012 for filing with the SEC. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm.

By the Members of the Audit Committee

Robert M. Neumeister Jr., Chair

Alfred F. Boschulte

Elizabeth A. Fetter

OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to mark, sign, and date and return the accompanying Proxy as promptly as possible in the postage-paid envelope enclosed for that purpose.

We have adopted a procedure called “householding,” under which we will deliver only one copy of our Annual Report on Form 10-K and proxy statement to stockholders of record who share the same address (if they appear to be members of the same family), unless we have received contrary instructions from an affected stockholder. A separate proxy card for each stockholder of record will be included in the materials. This procedure reduces our printing costs and mailing costs and fees. Upon written or oral request, we will promptly deliver a separate Annual Report on Form 10-K and proxy statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the Annual Report on Form 10-K or this proxy statement, contact us at Symmetricom, Inc., 2300 Orchard Parkway, San Jose, California 95131-1017, attention: Investor Relations, or by calling +1 (408) 433-0910.

In addition, any person who was a beneficial owner of common stock on the record date for the 2012 Annual Meeting may obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended July 1, 2012 filed with the Securities and Exchange Commission without charge (except for exhibits to such annual report, which will be furnished upon payment of the Company’s reasonable expenses in furnishing such exhibits). The request for such materials should identify the person making the request as a stockholder of the Company as of the record date and should be directed to Investor Relations, Symmetricom, Inc., 2300 Orchard Parkway, San Jose, CA 95131-1017.

BY ORDER OF THE BOARD OF DIRECTORS

/S/ JUSTIN R. SPENCER
Justin R. Spencer
Executive Vice President Finance and Administration, Chief Financial Officer and Secretary

Dated: September 26, 2012

Appendix A

AMENDED AND RESTATED

SYMMETRICOM, INC.

2006 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Amended and Restated Symmetricom, Inc. 2006 Incentive Award Plan (as amended and restated, the “Plan”) is to promote the success and enhance the value of Symmetricom, Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. This Plan amends and restates in its entirety the Symmetricom, Inc. 2006 Incentive Award Plan, as amended through October 31, 2008 (the “Original Plan”).

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.2 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change of Control” Change of Control means:

(a) the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities, other than:

(i) an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

(ii) an acquisition of voting securities by the Company or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company.

Notwithstanding the foregoing, the following event shall not constitute an “acquisition” by any person or group for purposes of this Section: an acquisition of the Company’s securities by the Company that causes the Company’s voting securities beneficially owned by a person or group to represent fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change of Control; or

(b) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case other than a transaction which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Committee” means the committee of the Board described in Article 12.

2.7 “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

2.8 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.9 “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5.

2.10 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

2.11 “Dividend Equivalents” means a right granted to a Participant pursuant to Section 8.3 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.12 “Effective Date” shall have the meaning set forth in Section 13.1.

2.13 “Eligible Individual” means any person who is an Employee, a Consultant or an Independent Director, as determined by the Committee.

2.14 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

2.15 “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per-share value of the Stock underlying outstanding Awards.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.17 “Fair Market Value” means, as of any given date, (a) if Stock is traded on an exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Stock is not traded on an exchange but is quoted on a quotation system the mean between the closing representative bid and asked prices for the Stock on such date, or if no sale occurred on such date, the first date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by such quotation system; or (c) if Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

2.18 “Full Value Award” means any Award other than an Option or SAR that is settled by the issuance of shares of Stock.

2.19 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.20 “Independent Director” means a member of the Board who is not an Employee of the Company.

2.21 “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.

2.22 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.23 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.24 “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.25 “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Section 8.7, but which is subject to the terms and conditions set forth in Article 9.

2.26 “Performance Bonus Award” has the meaning set forth in Section 8.7.

2.27 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, gross or net sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit or operating margin, productivity, costs, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, adjusted earnings per share, price per share of Stock, market share, regulatory body approval for commercialization of a product, implementation or completion of critical projects, and economic value, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.28 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.29 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.30 “Performance Share” means a right granted to a Participant pursuant to Section 8.1, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.31 “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.32 “Prior Plans” means, collectively, the following plans of the Company: the 1999 Director Stock Option Plan; the 1999 Employee Stock Option Plan and the 2002 Employee Stock Plan in each case as such plan may be amended from time to time.

2.33 “Plan” means this Amended and Restated Symmetricom, Inc. 2006 Incentive Award Plan, as it may be amended from time to time.

2.34 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.35 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.36 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

2.37 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.38 “Stock” means the common stock of the Company, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

2.39 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.40 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.4.

2.41 “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be the sum of: (i) 11,200,000 shares, (ii) 2,361,732 shares of Stock that were previously available for issuance under any of the Prior Plans but were forfeited or expired unexercised after the date on which the Original Plan was adopted, and (iii) any shares of Stock which as of the Effective Date are subject to stock options and other equity awards outstanding under the Prior Plans that expire, are cancelled or otherwise terminate unexercised, or shares of Stock that otherwise would have reverted to the share reserves of the Prior Plans following the Effective Date and which following the Effective Date are not issued under the Prior Plans; provided, however, that the maximum aggregate number of shares of Stock that may be issued or transferred pursuant to Awards under the Plan during the term of the Plan shall not exceed 14,065,659 shares, subject to Article 11. Any shares of Stock that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) share of Stock for every one (1) share of Stock granted. Any shares of Stock that are subject to Full Value Awards shall be counted against this limit as 1.83 shares of Stock for every one (1) share of Stock granted. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan.

(b) To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. For the avoidance of doubt, shares of Stock tendered by the Participant to satisfy any tax withholding obligation with respect to a Full Value Award or shares of Stock withheld by the Company to satisfy any tax withholding obligation with respect to a Full Value Award shall again be available for the grant of an Award pursuant to the Plan. Any shares of Stock that again become available for grant pursuant to this Section 3.1 shall be added back as (i) one (1) share of Stock if such shares were subject to Options or Stock Appreciation Rights, and (ii) as 1.83 shares of Stock if such shares were subject to Full Value Awards. Notwithstanding anything to the contrary contained herein, the following shares of Stock shall not be added back to the shares authorized for grant under this Section 3.1: (i) shares of Stock tendered by the Participant or withheld by the Company in payment of the exercise price of an Option, (ii) shares of Stock tendered by the Participant to satisfy any tax withholding obligation with respect to an Award or shares of Stock withheld by the Company to satisfy any tax withholding obligation with respect to an Award that is not a Full Value Award, and (iii) shares of Stock that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during a calendar year (measured from the date of any grant) shall be 3,000,000 and the maximum amount that may be paid in cash during any calendar year with respect to any Performance-Based Award (including, without limitation, any Performance Bonus Award) shall be $2,000,000.

ARTICLE 4.

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan; provided, that Independent Directors shall be eligible to be granted Awards in accordance with Section 11.1 of the Plan.

4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.3 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

ARTICLE 5.

STOCK OPTIONS

5.1 General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.2(d), the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed seven years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, after the Public Trading Date, no Participant shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(d) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2 Incentive Stock Options. Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the provisions of this Section 5.2.

(a) Expiration. Subject to Section 5.2(c), an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(i) Seven years from the date it is granted, unless an earlier time is set in the Award Agreement;

(ii) Three months after the Participant’s termination of employment as an Employee; and

(iii) One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(b) Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(e) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(f) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

ARTICLE 6.

RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

6.2 Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights.

(a) A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement; provided, however, that the term of a Stock Appreciation Right shall not exceed seven years from the date it is granted.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.

7.2 Payment and Limitations on Exercise.

(a) Subject to Section 7.2(b), payment of the amounts determined under Sections 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.

(b) To the extent any payment under Section 7.1(b) is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8.

OTHER TYPES OF AWARDS

8.1 Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2 Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3 Dividend Equivalents.

(a) Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. In addition, Dividend Equivalents with respect to an Award that vests based on the attainment of Performance Goals or other performance-based objectives that are based on dividends paid prior to the vesting of such Award shall only be paid out to a Participant to the extent that the Performance Goals or other performance-based vesting conditions are subsequently satisfied and the Award vests.

(b) Notwithstanding anything in the Plan to the contrary, Dividend Equivalents shall not be payable with respect to Options or SARs.

8.4 Stock Payments. Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5 Deferred Stock. Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.6 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

8.7 Performance Bonus Awards. Any Participant selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9.

8.8 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units shall be set by the Committee in its discretion.

8.9 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.10 Exercise upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments and Restricted Stock Units shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation. Notwithstanding the foregoing, Dividend Equivalents with respect to an Award that vests based on the attainment of Performance Goals or other performance-based objectives that are based on dividends paid prior to the vesting of such Award shall only be paid out to a Participant to the extent that the Performance Goals or other performance-based vesting conditions are subsequently satisfied and the Award vests.

8.11 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.12 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

ARTICLE 9.

PERFORMANCE-BASED AWARDS

9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 or 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10.

PROVISIONS APPLICABLE TO AWARDS

10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

10.4 Beneficiaries. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5 Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.6 Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 11.

changes in capital structure

11.1 Grants of Awards to Independent Directors. Notwithstanding anything herein to the contrary, the grant of any Award to an Independent Director shall be made by the Board pursuant to a written policy or program recommended by the Compensation Committee of the Board (or any other committee of the Board assuming such responsibilities) and approved by the Board (the “Independent Director Equity Compensation Policy”) in its discretion. The Independent Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Independent Directors, the number of shares of Stock to be subject to Independent Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as may be set forth in the Independent Director Equity Compensation Policy and determined by the Compensation Committee of the Board (or such other committee) in its discretion.

11.2 Adjustments.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock (other than an Equity Restructuring), the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 11.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles (in each case, other than an Equity Restructuring), the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.3 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 11.2(a) and 11.2(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii) The Committee shall make such equitable adjustments, if any, as the Committee, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares of Stock that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares of Stock which may be issued under the Plan, adjustments of the Award limits in Section 3.3, and adjustments of the manner in which Shares subject to Full Value Awards will be counted under Section 3.1). The adjustments provided under this Section 11.2(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

11.3 Acceleration Upon a Change in Control. Notwithstanding Section 11.2, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.3, this Section 11.3 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

11.4 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12.

ADMINISTRATION

12.1 Committee. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, shall delegate administration of the Plan to a Committee. Unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a Non-Employee Director and an “independent director” under the rules of the principal securities market on which shares of Stock are traded). Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. Appointment of Committee members shall be effective upon acceptance of appointment. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

12.2 Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

12.5 Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE 13.

EFFECTIVE AND EXPIRATION DATE

13.1 Effective Date. The Plan (as amended and restated) shall become effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan (as amended and restated) will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Bylaws. Notwithstanding the foregoing, the Original Plan shall (i) continue to govern all Awards granted under the Original Plan prior to the Effective Date of the Plan (as amended and restated) and (ii) remain in effect unless and until the Plan (as amended and restated) is approved by the Company’s stockholders.

13.2 Expiration Date. The Plan (as amended and restated) will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date, except that no Incentive Stock Options may be granted under the Plan after the earlier of the tenth anniversary of (i) the date the Plan (as amended and restated) is approved by the Board or (ii) the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14.

AMENDMENT, MODIFICATION, AND TERMINATION

14.1 Amendment, Modification, and Termination. Subject to Section 15.14, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant or (iv) results in a material increase in benefits or a change in eligibility requirements.

14.2 Repricing Prohibited. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, except as permitted by Article 11, (a) no Option or Stock Appreciation Right may be amended to reduce the exercise price per share of the Stock subject to such Award, (b) no Option or Stock Appreciation Right shall be cancelled and replaced with (i) an Option or Stock Appreciation Right having a lesser price per share or (ii) any other Award, and (c) the Committee shall not offer to buyout an outstanding Option or Stock Appreciation Right for a payment in cash.

14.3 Awards Previously Granted. Except with respect to amendments made pursuant to Section 15.14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15.

GENERAL PROVISIONS

15.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

15.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

15.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

15.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

15.14 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

* * * * *

I hereby certify that the foregoing Plan (as amended and restated) was duly approved by the Board of Directors of Symmetricom, Inc. on September 20, 2012.

* * * * *

I hereby certify that the foregoing Plan (as amended and restated) was approved by the stockholders of Symmetricom, Inc. on                         , 2012.

Executed on this      day of                     , 2012.

Corporate Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

SYMMETRICOM, INC.

October 26, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The proxy materials and 2012 Annual Report on Form 10-K are available at http://www.symmetricom.com/annualproxy

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20930303000000000000 1 102612 x

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Election of Directors:

NOMINEES:

FOR ALL NOMINEES

O Robert T. Clarkson

O David G. Côté

O Alfred Boschulte

FOR ALL NOMINEES

O James A. Chiddix

O Elizabeth A. Fetter

WITHHOLD AUTHORITY

FOR ALL EXCEPT

O Robert J. Stanzione

(See instructions below)

O Robert M. Neumeister Jr.

O Dr. Richard W. Oliver

O Richard N. Snyder

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder

Date:

FOR AGAINST ABSTAIN

2. Proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the current fiscal year.

FOR AGAINST ABSTAIN

3. Proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement.

FOR AGAINST ABSTAIN

4. Proposal to approval the amendment and restatement of the Company’s 2006 Incentive Award Plan to, among other things, increase the number of shares authorized for issuance there under by 2,000,000 shares.

5. The Board of Directors is not aware of any other business to come before the Annual Meeting. However, the Proxies appointed on the reverse side are authorized to vote in their discretion upon any other matters that may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

Signature of Stockholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

SYMMETRICOM, INC.

2012 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Symmetricom, Inc., a Delaware corporation (the “Company”), hereby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 26, 2012, and hereby appoints David G. Côté and Justin R. Spencer, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2012 Annual Meeting of Stockholders of Symmetricom, Inc. to be held on October 26, 2012, at 1:00 p.m., at the offices of the company, at 2300 Orchard Parkway, San Jose, California 95131-1017, and at any adjournments or postponements thereof, and to vote all shares of common stock, which the undersigned would be entitled to vote if then and there personally present on the matters set forth below:

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NAMED HEREIN, “FOR” EACH PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. EITHER OF SUCH ATTORNEYS-IN-FACT OR SUBSTITUTES SHALL HAVE AND MAY EXERCISE ALL OF THE POWERS OF SAID ATTORNEYS-INFACT HEREUNDER.

(Continued and to be marked, date and signed on the reverse side)

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